UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Enterprise Bancorp, Inc.

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ENTERPRISE BANCORP, INC.

222 MERRIMACK STREET
LOWELL, MASSACHUSETTS 01852
TELEPHONE: (978) 459-9000

April 2, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders’ (the “Annual Meeting”) of Enterprise Bancorp, Inc. (the “Company”), the parent holding company of Enterprise Bank and Trust Company, to be held on Tuesday, May 1, 2018, at 3:30 p.m. local time, at the UMass Lowell Inn and Conference Center, 50 Warren Street, Lowell, Massachusetts.

The Annual Meeting has been called for the following purposes:

1.	To elect the six Directors of the Company named in the accompanying Proxy Statement, each for a three-year term;

2.	To ratify the Audit Committee’s appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
The accompanying Proxy Statement of the Company provides information concerning the matters to be voted on at the Annual Meeting. Also enclosed is the Company’s 2017 Annual Report to Stockholders, which contains additional information and results for the year ended December 31, 2017, including the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 13, 2018.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to either (1) vote electronically using the Internet by following the instructions included with your proxy card, OR (2) vote by phone by following the instructions included with your proxy card, OR (3) vote by mail by completing, dating, signing and returning your proxy card in the enclosed postage paid envelope.

Thank you in advance for voting. We appreciate your continuing support of the Company.

Sincerely,

George L. Duncan
Chairman of the Board

ENTERPRISE BANCORP, INC.
222 MERRIMACK STREET
LOWELL, MASSACHUSETTS 01852
TELEPHONE: (978) 459-9000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2018 Annual Stockholders’ Meeting of Enterprise Bancorp, Inc. will be held at the
UMASS LOWELL INN AND CONFERENCE CENTER
50 Warren Street
Lowell, MA 01852
on Tuesday, May 1, 2018 at 3:30 p.m. local time

The Annual Meeting is being held for the following purposes:

1.	To elect Gino J. Baroni, John P. Clancy, Jr., James F. Conway, III, John T. Grady, Jr., Mary Jane King and Shelagh E. Mahoney to serve as Directors of the Company, each for a three-year term; and

2.	To vote on the ratification of the Audit Committee’s appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018; and

3.	To transact any other business that may properly come before the meeting or any adjournments or postponements thereof.

You may vote at the Annual Meeting if you were a stockholder of record at the close of business on March 2, 2018.
In the event there are not sufficient votes to approve any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies by the Company.
By Order of the Board of Directors
Michael A. Spinelli
Secretary
222 Merrimack Street
Lowell, Massachusetts 01852
April 2, 2018
EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE (1) VOTE ELECTRONICALLY USING THE INTERNET BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD, (2) VOTE BY PHONE BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD, OR (3) VOTE BY MAIL BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PROXY STATEMENT

ENTERPRISE BANCORP, INC.
222 MERRIMACK STREET
LOWELL, MASSACHUSETTS 01852
Telephone: (978) 459-9000
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Tuesday, May 1, 2018
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL STOCKHOLDERS’ MEETING TO BE HELD ON TUESDAY, MAY 1, 2018
This Proxy Statement and the Company’s 2017 Annual Report to Stockholders, which contains additional information and results for the year ended December 31, 2017, including the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2018 (the “Annual Report”), are available to stockholders at www.edocumentview.com/ebtc.
You may obtain directions to the UMass Lowell Inn and Conference Center in Lowell, where the Annual Meeting will be held this year, by going to the following website: http://continuinged.uml.edu/directionsicc.htm

GENERAL INFORMATION
Introduction
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Enterprise Bancorp, Inc. (the “Company”), the parent holding company of Enterprise Bank and Trust Company (the “Bank”), for the 2018 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), to be held on Tuesday, May 1, 2018, at 3:30 p.m. local time, at the UMass Lowell Inn and Conference Center, 50 Warren Street, Lowell, Massachusetts 01852 and at any adjournments or postponements thereof. This Proxy Statement, the accompanying Notice of Annual Meeting and the accompanying proxy card are first being mailed to stockholders on or about April 2, 2018.
The Annual Meeting has been called for the following purposes: (1) to elect six Directors of the Company, each to serve for a three-year term (“Proposal One”); (2) to vote on the ratification of the Audit Committee’s appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 (“Proposal Two”); and (3) to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Record Date
The Board of Directors has fixed the close of business on March 2, 2018 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof (the “Record Date”). Only holders of record of the Company’s common stock (the “Common Stock”) at the close of business on the Record Date will be entitled to vote. At the close of business on the Record Date, there were 11,635,044 shares of the Common Stock issued and outstanding. The holders of shares of the Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record upon each matter that may properly come before the Annual Meeting or any adjournments or postponements thereof.
Proxies
If you are the record holder of your shares (i.e., you hold your shares in your own name with our transfer agent, as opposed to through a bank, broker or other nominee), you may vote at the Annual Meeting in person or by proxy. Proxies may be delivered electronically via the Internet, by telephone, or in writing by mail. If you intend to deliver a proxy electronically or by phone, you may do so by following the instructions included with your proxy card.

If you hold your shares in “street name,” such as in a stock brokerage account or through a bank or other nominee, such bank, broker or other nominee should provide you with these proxy materials, including a voting instruction card. If you hold your shares in “street name” and have not received these proxy materials, including a voting instruction card, from your bank, broker or other nominee, please contact the institution that holds your shares. As a street name stockholder, you may also be eligible to vote your shares via the Internet or by telephone by following the voting instructions provided by the bank, broker or other nominee that holds your shares, using either the Internet address or the toll-free telephone number provided on the voting instruction card (if the bank, broker or other nominee provides these voting methods). Otherwise, please complete, sign and date the voting instruction card and return it promptly.

If you vote electronically or by telephone and you properly follow the instructions included with your proxy card for doing so by no later than the deadline indicated in such instructions or if you vote by mail and you return to the Company the enclosed proxy card properly executed in time to be voted at the Annual Meeting, then the shares represented by your proxy, regardless of the method of delivery, will be voted in accordance with your voting instructions, unless you subsequently revoke your proxy as further explained below.
If you properly deliver your proxy without including any instructions as to how your proxy should be voted, then your proxy will be voted as follows: (1) FOR the election of Gino J. Baroni, John P. Clancy, Jr., James F. Conway, III, John T. Grady, Jr., Mary Jane King and Shelagh E. Mahoney, as the six nominees of the Board of Directors, as Directors of the Company; (2) FOR the ratification of the Audit Committee’s appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018; and (3) in such manner as the proxy holders decide on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.
The presence of a stockholder at the Annual Meeting will not automatically revoke a stockholder’s proxy. A stockholder may, however, revoke a proxy at any time before such proxy is voted at the Annual Meeting by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by properly delivering a proxy electronically or by telephone at a later date. All written notices of revocation and other written communications with respect to revocation of proxies in connection with the Annual Meeting should be addressed as follows: Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: Michael A. Spinelli, Secretary.

It is not anticipated that any matters other than those set forth in Proposals One and Two will be brought before the Annual Meeting. The Company has not received any proper proposals from its stockholders to be included in this Proxy Statement or otherwise brought before the Annual Meeting. Please see the additional information under the heading “Stockholder Proposals” on pages 44-45 of this Proxy Statement for a description of the requirements that must be satisfied in order for any Director nomination or other stockholder proposal, which is not otherwise included in this Proxy Statement, to be presented by any stockholder at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters in their discretion in accordance with their best judgment.
In addition to use of the mails, proxies may be solicited personally or by telephone, fax or e-mail by officers, Directors and employees of the Company, none of whom will be specially compensated for such solicitation activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable out of pocket expenses incurred in connection with that solicitation. The cost of soliciting proxies will be borne by the Company.
Quorum; Vote Required
The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the Common Stock is necessary to constitute a quorum at the Annual Meeting for the transaction of business. Abstentions, withheld votes and shares held by a bank, broker or other nominee that are voted on any matter will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.
The number of affirmative votes required for approval of the matters to be considered at the Annual Meeting is as follows:

•	Proposal One - Election of Class of Directors
Each Director is required to be elected by a majority of the votes cast by stockholders present, in person or by proxy, at the Annual Meeting. At the Annual Meeting, the maximum number of Directors to be elected is six.

•	Proposal Two - Ratification of Appointment of Independent Registered Public Accounting Firm
The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for 2018 requires that the votes cast by stockholders present, in person, or by proxy, at the Annual Meeting favoring the ratification exceed the votes cast by stockholders present, in person or by proxy, at the Annual Meeting opposing the ratification.

In voting for the election of Directors, you may vote “FOR” all nominees or “WITHHOLD” your vote from all nominees or from only certain specified nominees. Withholding a vote from all or some of the nominees is effectively a vote against such nominee(s).
In voting for the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for 2018, you may vote “FOR” or “AGAINST” such ratification or you may “ABSTAIN” from voting on the matter. Under Massachusetts law, an abstention is not considered a vote cast at a meeting and, consequently, abstentions will have no effect on the voting for this proposal.

Under existing stock exchange rules, banks, brokers, or other nominees may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received voting instructions from their clients. A broker “non-vote” occurs when a bank, broker, or other nominee has not received voting instructions from a customer and does not vote the customer’s shares either because the matter is not considered routine or because the bank, broker or other nominee does not exercise its prerogative to vote even if the matter is considered routine.
Proposal One, namely the election of Directors, is not considered a “routine” matter, which means that if your shares are held in street name, your bank, broker, or other nominee may not vote your shares on this matter unless you provide timely instructions for such voting. Proposal Two, namely the ratification of the appointment of the independent registered public accounting firm, is considered a “routine” matter, which means that if your shares are held in street name your bank, broker, or other nominee may vote your shares on this matter in its sole discretion if you do not provide timely instructions for voting your shares. Broker non-votes will have no effect on the voting for Proposals One and Two.

The Directors and executive officers of the Company have indicated that they intend to vote all shares of the Common Stock that they are entitled to vote in favor of Proposals One and Two. On the Record Date, the Directors and executive officers of the Company in the aggregate had the right to vote 2,127,514 shares of the Common Stock, representing approximately 18.29% of the outstanding shares of the Common Stock as of such date.

PROPOSAL ONE

ELECTION OF CLASS OF DIRECTORS

The Company’s Amended and Restated By-Laws (the “By-Laws”) provide that the number of Directors shall be set by a majority vote of the entire Board of Directors. Currently, the number of Directors for the Company is set at 19. Under the Company’s Restated Articles of Organization and By-Laws, this number is divided into three classes, as nearly equal in number as possible, with the Directors in each class serving a term of three years and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal. As the term of one class expires, a successor class is elected at the annual meeting of stockholders for that year.

At the Annual Meeting, there are six Directors to be elected to serve until the 2021 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal. The Board of Directors has nominated, upon the recommendation of the Board’s Corporate Governance/Nominating Committee, each of Gino J. Baroni, John P. Clancy, Jr., James F. Conway, III, John T. Grady, Jr., Mary Jane King and Shelagh E. Mahoney, for election as a Director for a three-year term.

The Board of Directors believes that all of the nominees will stand for election and will serve as a Director if elected. However, if any nominee fails to stand for election or is unable or refuses to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. Alternatively, in lieu of designating a substitute, the Board of Directors may reduce the number of Directors.

Information Regarding Nominees
The following table sets forth certain information for each of the six nominees for election as Directors at the Annual Meeting. Each individual has been engaged in his or her principal occupation for at least five years.
Nominees (Term to expire in 2021)

Name, Age, Qualifications and Principal Occupation	Director Since (1)
Gino J. Baroni (61)
Owner and Managing Principal, Trident Project Advisors and Development Group, project advisors to public and private entities in capital improvement projects and real estate development. Owner of commercial, residential and tax-credit projects.

Qualifications: Mr. Baroni’s depth of experience in project management, construction management and real estate development, including his experience as an executive officer within large companies and his familiarity with finance, risk management, contract negotiations and internal controls, provides an enhanced level of expertise and depth of experience to the Board in multiple strategic areas, such as commercial and construction lending, geographic expansion and business development. Mr. Baroni also adds value to the Board by bringing local knowledge to the Board through his service on various civic boards representing several communities that are served by the Bank.
2010

John P. Clancy, Jr. (60)
Chief Executive Officer of the Company and the Bank; prior to 2007, Executive Vice President and Chief Operating Officer of the Bank; prior to 2004, President of the Company; prior to 2002, Executive Vice President, Treasurer, Chief Financial Officer and Chief Investment Officer of the Bank.
Qualifications: Mr. Clancy’s bank-related experience in finance, investment, strategy, management, risk oversight, banking regulations and operations provides invaluable insight to the Board’s oversight of operations and its strategic planning function. His prior experience serving as Chief Financial Officer, Chief Investment Officer and Chief Operating Officer of the Company and the Bank provides a skill set that is extremely valuable within the context of the Board’s decision-making process. Mr. Clancy’s past tenure as Chief Financial Officer of an earlier Greater Lowell-based independent commercial bank prior to joining the Bank also provides valuable industry specific and local community experience and contacts.
2003

James F. Conway, III (65)
Former Executive Vice President of RR Donnelley; prior to December 2016, Executive Vice President of RR Donnelley, a publicly held integrated communication service company providing print, digital and supply chain solutions. Since May 2015, Vice Chairman and Lead Director of the Company and the Bank; prior to June 2015, President, Chief Executive Officer and Chairman, Courier Corporation, a publicly held company specializing in the publishing, printing and sale of books.
Qualifications: With over 21 years of experience as the chairman and chief executive officer of a growing publicly traded company that employed approximately 1,500 individuals, Mr. Conway’s financial expertise, SEC reporting experience and knowledge of the public markets add great depth to the Board’s understanding of current market trends, governance standards, capital funding, and management of risk. Mr. Conway possesses the qualifications necessary to be designated an “audit committee financial expert” under applicable SEC rules.
1989

Name, Age, Qualifications and Principal Occupation	Director Since (1)
John T. Grady, Jr. (70) _ Senior Advisor, Moelis & Company, a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors; prior to November 2016 director of Bank of Cape Cod and its publicly traded holding company, New England Bancorp, Inc.	2013
Qualifications: Mr. Grady’s experience in financial services in senior positions across investment management, private wealth management and banking, his leadership positions held at various community non-profit organizations, as well as his long-term connections within the New England business community add value to the Company’s wealth management, decision-making and strategic planning processes.  Mr. Grady’s deep knowledge of the financial services industry and experience serving on boards of financial institutions provides him with insights into the challenges and opportunities that are faced by community banks.

Mary Jane King (64)
Since 1984, President, Conway Management Company, a private consulting company that helps Fortune 500 and mid-size companies improve quality and productivity, decrease costs and increase customer satisfaction by educating leaders in Business Process Improvement.

Qualifications: Ms. King’s experience with business leadership, process improvement, strategic planning, financial analysis and auditing, her leadership involvement in the community, as well as her knowledge of the greater Nashua Community will both add value to the Board and provide enhanced community relations as we expand in our Southern New Hampshire markets. Ms. King’s experience strengthens the Board’s oversight of internal controls, operational processes and strategic planning and provides additional familiarity with the Southern New Hampshire markets that we serve.

2014
Shelagh E. Mahoney (52)
Owner and Chief Executive Officer, Eastern Salt Company, Inc., including the subsidiaries of:  Atlantic Salt, Inc., Eastern Minerals, Inc., Flagship Package Products, LLC, Granite State Minerals, Inc., Oceanport LLC and Rock Chapel Marine LLC, all of which are road salt import, temporary storage and distribution companies serving the East Coast of the United States.

Qualifications: Ms. Mahoney’s experience with owning and managing a large distribution company, along with over 30 years of experience in the salt industry, involvement in international distribution and trade, financial analysis, complex borrowings negotiations and experience serving on other boards, provides experience in lending covenants and compliance, financial controls, accounting, leadership, economic analysis, strategic planning and complex negotiations. Additionally, her deep commitment to supporting the local nonprofit community and her familiarity with the Greater Lowell area align with the culture of the Bank and enhance the Board's oversight and decision making process relating to business development, operations and strategic planning.

2017

(1)
All of the listed Directors are also Directors of the Bank. The years listed in the foregoing table are the respective years in which each named individual first became a Director of the Company and the Bank or, if prior to the Company’s formation in 1996, of the Bank.

For information regarding the remaining members of the Board of Directors, who will continue to serve after the Annual Meeting, see the listing under the heading Continuing Directors on pages 8-12 below.

Recommendation of Directors
The Board of Directors recommends that the stockholders vote FOR the election of each of the nominees named above.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed RSM US LLP to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2018.
While the Company is not required to submit the ratification of the Audit Committee’s appointment of the Company's independent registered public accounting firm to a vote of stockholders, the Board considers the selection of the independent registered public accounting firm to be an important matter and is therefore submitting the selection of RSM US LLP for ratification by stockholders as a matter of good corporate practice.
In the event a majority of the votes cast are against the ratification of the appointment of RSM US LLP, the Audit Committee may consider the vote and the reasons therefore in future decisions of its appointment of the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it is determined that such a change would be in the best interests of the Company.
Representatives of RSM US LLP are expected to attend the Annual Meeting at which time they will have an opportunity to make a statement if they wish to do so and will be available to answer any appropriate questions from stockholders.

The following table sets forth the fees paid or accrued by the Company for professional services provided by the Company’s independent registered public accounting firms, RSM US LLP and KPMG LLP.

	2017	2016
Audit Fees - RSM	$334,750	$319,000
Additional Audit Fees - RSM	$6,500	$0
Additional Audit Fees - KPMG	$80,000	$130,000
Audit-Related Fees - KPMG	$0	$10,000
Tax Related Fees - RSM	$63,341	$33,075
Totals	$484,591	$492,075

Audit Fees
Fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements on Form 10-K and the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q as filed with the SEC during the year.

Additional Audit Fees
Additional audit fees paid or accrued for consents related to certain of the Company’s SEC filings which referenced prior year audited financial statements.

Audit-Related Fees
The audit-related fees billed by KPMG LLP to the Company in 2016 were related to the change in independent registered public accounting firms for the 2016 fiscal year.
Tax Fees
Fees billed for tax preparation services performed in each of these two years by RSM US LLP.

All Other Fees
No additional fees were paid to RSM US LLP or KPMG LLP in 2017 and 2016.

The Audit Committee must approve in advance any audit or permissible non-audit engagement or relationship between the Company and its independent registered public accounting firm. The Audit Committee has delegated to its chairman this approval authority, subject to the requirement that the chairman report the terms of any such engagement or relationship to the full Audit Committee at its next regularly scheduled meeting. All of the services described above, including those described under the headings, “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were provided in conformance with such pre-approval requirements. The Audit Committee has determined that providing the services described above under the headings “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” is compatible with maintaining the independence of RSM US LLP and KPMG LLP.

Recommendation of Directors

The Board of Directors recommends that the stockholders vote FOR Proposal Two.

BOARD OF DIRECTORS

In addition to the nominees for election to the Board of Directors set forth under "Proposal One - Election of Class of Directors" above, the Board of Directors is comprised of the individuals listed below whose terms expire at the annual meetings of the Company’s stockholders in 2019 and 2020. Each individual has been engaged in his or her principal occupation for at least five years, except as otherwise indicated.

Continuing Directors
(Term to expire in 2019)

Name, Age and Principal Occupation	Director Since (1)
Kenneth S. Ansin (53)
President of Ansin Consulting Group, a boutique advisory firm that partners with non-profit and socially responsible businesses from various market sectors; prior to July 2017, Senior Vice President, Regional Community Banking Director of the Bank; prior to August 2007, owner and President of Norwood Fine Cabinetry, a privately held company specializing in kitchen and bath cabinetry. Prior to 2007, Co-founder of United Site Services Inc; today a $1 billion construction-related company.

Qualifications: Mr. Ansin’s skills as an entrepreneur, prior bank director and business owner of various companies and his knowledge of micro finance add value to the Board as they closely match the characteristics and typical financing needs of many of the Company’s commercial customers. Mr. Ansin’s knowledge of and community involvement in the North Central Massachusetts markets provide valuable market knowledge and contacts within the Bank's market areas.
2017

George L. Duncan (77)
Executive Chairman of the Company and the Bank since their inception; prior to 2007, also Chief Executive Officer of the Company and the Bank.

Qualifications: Mr. Duncan’s fifty plus years of experience with financial institutions and commercial lending provides the Board with expansive knowledge relating to credit risk, loan portfolio management and bank management in varying market conditions. Mr. Duncan’s role as Chairman and past Chief Executive Officer of the Company, along with his past tenure as chief executive officer of an earlier Greater Lowell-based independent commercial bank prior to his founding of the Bank and leadership positions at many local, community non-profit organizations, also provide valuable industry specific and local community experience, market knowledge and contacts.
1988

Jacqueline F. Moloney (64)
Chancellor, University of Massachusetts - Lowell, the third largest state educational institution in Massachusetts; since June 2016 Director of MKS Instruments, Inc., a technology solutions provider; prior to August 2015, Executive Vice Chancellor, University of Massachusetts - Lowell.
Qualifications: Dr. Moloney’s experience with leadership, budgeting, strategic planning, marketing, education, technology and innovation adds value to the operating committees of the Board and enhances the Board’s overall understanding of the Bank’s operating environment and internal control structure. Dr. Moloney has served on numerous civic boards throughout the Merrimack Valley and provides valuable knowledge and insight to the Board on emerging industries and business trends within the Bank’s market area, as well as local developments affecting the Greater Lowell community.
2010

Name, Age and Principal Occupation	Director Since (1)
Luis M. Pedroso (58) Since 2003, Co-Founder, President and Chief Executive Officer of Accutronics, Inc., a privately held electronic contract manufacturing facility.

Qualifications:  Mr. Pedroso’s experience as a business owner of a manufacturing facility provides him with a unique understanding of business operations, finances, employment matters, strategic planning and leadership development.  The philanthropic efforts of Mr. Pedroso, his commitment and involvement in community and civic organizations, his familiarity with the Greater Lowell region, and his active participation in the mentoring and development of young leaders strengthen the Board’s commitment to customer service, strategic planning, financial knowledge, leadership development and operations at the Company.

2014

Michael T. Putziger (72)
Chairman of WinnCompanies, a private real estate company that develops, acquires and manages multi-family and mixed income properties nationwide; prior to January 2016, Of Counsel to Murtha Cullina, LLP, a law firm that provides legal services to businesses, government units, non-profit organizations and individuals.
Qualifications: Mr. Putziger’s legal experience and familiarity with commercial real estate development, financial institutions, banking industry trends and public markets provide value to all aspects of the Board’s decision-making process. Mr. Putziger’s service as chairman of a publicly traded, multi-bank holding company and as a director of a publicly traded thrift holding company and its subsidiary federal savings bank also provides him with substantial experience in the banking and thrift industries and with respect to relevant industry activities and challenges. This experience has been of value to the Board in, among other areas, its oversight of the Company’s wealth management services and its consideration of various capital raising alternatives for the Company. Mr. Putziger possesses the qualifications necessary to be designated an “audit committee financial expert” under applicable SEC rules.
2008

Carol L. Reid (70)
Former Financial Executive; prior to September 2005, Vice President, Corporate Controller and Chief Accounting Officer of Avid Technology, Inc., a publicly held company specializing in digital media creation tools for film, audio, animation, games and broadcast.

Qualifications: Ms. Reid’s past role as a corporate controller of an international public company benefits the Board in its oversight of the Company’s risk management program, internal control structure and financial reporting process. Ms. Reid possesses the qualifications necessary to be designated an “audit committee financial expert” under applicable SEC rules, and she has been designated as such for purposes of her membership on the Audit Committee.
2006

Michael A. Spinelli (85) Founder, Global Tourism Solutions, an international tourism consulting firm for emerging nations; Secretary of the Company and the Bank. Qualifications: Mr. Spinelli adds value to the Board through his experience as a business owner of multiple companies, including a company providing services to over 2,000 travel agencies, his experience in independent investment portfolio management, his knowledge of international markets and his general marketing and financial acumen.	1988

Continuing Directors
(Term to expire in 2020)

Name, Age, Qualifications and Principal Occupation	Director Since (1)
John R. Clementi (68)
Chief Executive Officer, Longview Development, LLC, a real estate holding, development and management company; prior to October 2010, President of Plastican, Inc., a privately held manufacturer of plastic pails and covers.
Qualifications: Mr. Clementi’s prior experience as president and owner of a privately owned national company employing approximately 900 individuals and operating within the Company’s market area with manufacturing facilities in Massachusetts, Georgia, Texas and Arizona, together with his prior training as an attorney, his familiarity with wealth management principles, his knowledge of the medical and manufacturing industries and his leadership positions held at various community non-profit organizations, enable Mr. Clementi to contribute extensively in multiple aspects of the Board’s oversight and planning functions.
1998

Carole A. Cowan (75) Former community college President; prior to March 2015, President, Middlesex Community College, the largest community college in Massachusetts.	1999
Qualifications: Dr. Cowan’s position as President of a local community college employing over 1,000 individuals, her knowledge of the local markets and her administrative experience, particularly in planning for and responding to rapid changes in personnel and technology, add value to the Board’s decision making process in many key operational areas.

Normand E. Deschene (63)
Chief Executive Officer of Wellforce, an integrated health care company serving as the parent of Circle Health, Tufts Medical Center and Hallmark Health; prior to January 2017, President and Chief Executive Officer of Wellforce and Chief Executive Officer of Circle Health and Lowell General Hospital, an independent, not-for-profit hospital serving the Greater Lowell area in Massachusetts.

Qualifications: Mr. Deschene’s 40 years of management experience in health care management, including the management of over 12,000 employees, provides him with a depth of skills relating to operational efficiencies, new technologies, business development, marketing, personnel and strategic planning. These skills, along with his deep local and regional community and industry involvement, facilitate Board discussions and the Board’s decision-making process.
2011

John A. Koutsos (57)
President, Alec’s Shoe Store, Inc., a privately held retail store since 1988. From October 2007 to December 2012, Director of Nashua Bank, a local community bank.

Qualifications:  Mr. Koutsos’s experience as a retail business owner brings additional insight and personal perspective in the commercial banking field, and his experience as a past bank director provides relevant experience and knowledge relating to banking strategies, regulatory requirements, asset management, lending practices and sound banking practices.  Additionally, his commitment to superior customer service, his deep involvement in community and civic organizations, and his familiarity with the Southern New Hampshire market complement and expand the Board’s marketing, sales, business development, operations, and strategic planning functions.
2013

Name, Age, Qualifications and Principal Occupation	Director Since (1)
Joseph C. Lerner (43)
Managing Partner of 819 Energy, LLC, a renewable energy investment firm; prior to October 2016, Co-Founder and Managing Partner of Cycle Power Partners, an energy company investing in operating power and energy infrastructure assets; prior to December 2013, Co-Founder and Managing Director of 819 Capital, LLC; prior to December 2009, Director, Development and Energy Marketing at Invenergy LLC; prior to September 2004, Manager, Project Development at Community Energy, Inc.

Qualifications:   Mr. Lerner’s depth of knowledge with financing, commercial real estate and construction, and investment in energy infrastructure assets, combined with his experience as a business owner and manager, provides him a set of analytical, investment and business skills that will support the Board with its decision making and oversight responsibilities.  Mr. Lerner is committed to the community through his involvement with multiple nonprofit organizations.

2016

Richard W. Main (70)
President of the Company and the Bank; prior to April 2009, also Chief Lending Officer of the Bank; prior to January 2005, President, Chief Operating Officer and Chief Lending Officer of the Bank.
Qualifications: Mr. Main’s depth of knowledge relating to the management of the Company’s commercial lending function and the significance of various changes in the market conditions affecting borrowers and their businesses provide invaluable insight to the Board’s oversight and management of the Company’s credit risk and operations. Mr. Main’s knowledge of banking operations and his past tenure as president, chief operating officer and director of an earlier Greater Lowell-based independent commercial bank prior to joining the Bank also provides valuable industry specific and local community experience and contacts.
1989

(1)
All of the listed Directors are also Directors of the Bank. The years listed in the foregoing table are the respective years in which each named individual first became a Director of the Company and the Bank or, if prior to the Company’s formation in 1996, of the Bank.

Independence of Board of Directors

The Board of Directors has determined that Directors Baroni, Clementi, Conway, Cowan, Grady, King, Koutsos, Lerner, Mahoney, Moloney, Pedroso, Putziger, Reid and Spinelli were “independent” of the Company’s management as of the date of this Proxy Statement, on the basis of the independence standards contained in Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market. Messrs. Duncan, Main and Clancy, who are all current employees of the Company, Mr. Ansin who is a former employee of the Company and Mr. Deschene as further described below were determined not to be independent of the Company.

In determining the independence of Mr. Deschene, the Board considered the cross-representation of Directors who serve on both the boards of Mr. Deschene’s employers, Wellforce and Circle Health, and the Company. Mr. Clancy currently serves on the board of directors of Wellforce which is responsible for approving the compensation for Mr. Deschene. Primarily due to this cross representation, Mr. Deschene has not been deemed independent.

Board Leadership Structure and the Board’s Role in Risk Oversight

Mr. Duncan, who through December 31, 2006 served as the Company’s Chief Executive Officer, serves as the Executive Chairman of the Board and Mr. Clancy serves as the Chief Executive Officer of the Company. The Board has implemented this structure in order to enhance succession planning for Company management while recognizing the individual roles and responsibilities of the Chief Executive Officer and Executive Chairman and taking into consideration the size, growth potential and complexity of the Company’s operations.

The Board of Directors annually appoints a Chairman, Vice Chairman, and Secretary. These Board offices are currently held by Mr. Duncan as Chairman, Mr. Conway as Vice Chairman and Mr. Spinelli as Secretary. The Board of Directors also appoints an independent Lead Director. As Lead Director, Mr. Conway presides over executive sessions of independent Directors. In addition to these offices, the Board of Directors maintains active committees to which specific risk oversight responsibilities have been delegated by the Board. Committee chairpersons and members are elected each year by the Board to a one-year term.

Regular meetings of the Board and its committees are held to review strategy, policy and results of operations, including discussions of risk. The frequency of meetings is determined by, among other things, strategy, operations and the number and significance of risk matters that are discussed at either the Board or committee meetings. Each committee chairperson is provided an opportunity to present a report to the full Board at each regularly scheduled Board meeting and is required to provide a full report of past accomplishments and future strategies to the full Board on an annual basis.

The Board of Directors is responsible for oversight of the Company’s risk management. The Chief Executive Officer, the Company’s Executive Vice President-Chief Risk Officer and other members of senior management provide regular reports to the Board on the Company’s management of risk. Additionally, on a semi-annual basis, the Company’s Chief Risk Officer reports to the Board of Directors on the effectiveness of the Company’s risk management program.

Meetings of Board of Directors and Committees

There were nine meetings of the Board of Directors during the year ended December 31, 2017.  During such period, each Director attended more than 75% in the aggregate of the total number of meetings of the Board of Directors and of each of the committees of the Board of Directors on which he or she served.

A description of the functions and responsibilities of each committee of the Board of Directors is set forth below.

Audit Committee. The Audit Committee consists solely of independent Directors and assists the Board in its general oversight of our financial reporting, financial risk assessment, internal controls, and audit functions, and is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm and the Company’s Director of Internal Audit. The committee meets quarterly with RSM US LLP and management to review our interim financial results, and to discuss various topics and events that may have significant financial impact, before the publication of quarterly earnings news releases.

Among other responsibilities, the committee also monitors: the adequacy of internal controls relating to financial reporting, compliance by the Company with commercial and consumer legal and regulatory requirements, compliance with fair lending and community reinvestment activities, management of relationships with third party service providers, the qualifications and independence of the Company’s independent registered public accounting firm, performance of the Company’s Internal Audit Director and independent registered public accounting firm, the business conduct and ethical standards of the Company, and the treatment of complaints received by management regarding accounting, internal accounting controls, or auditing matters. The Board of Directors has determined that Carol Reid, Audit Committee Chair, who is one of the six independent Directors serving on the committee, qualifies to serve as an Audit Committee Financial Expert (as such term is defined under applicable SEC rules). The committee operates under a written charter, a copy of which can be found on the Company’s website (www.enterprisebanking.com).

In determining the independence of the Audit Committee members, the Board of Directors has used, as required for a company with shares listed on the NASDAQ Global Market, the definition of independence contained in Section 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market as well as the additional independence requirements contained in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and Rule 10A-3(b)(1) of the SEC, and has applied such definition and additional criteria consistently to all members of the Audit Committee.

Compensation Committee. The Compensation Committee consists solely of independent Directors and “Non-Employee Directors” (as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended) and is responsible for establishing the Company’s compensation philosophy and executive compensation standards, performing the annual Chairman evaluation and recommending executive compensation, any employment agreements and Director compensation to the Board for approval.  The committee is also responsible for overseeing the administration of the Company’s employee benefit, incentive and compensation programs, determining the effectiveness of the Company's compensation-related risk management practices, and reviewing and approving the Chief Executive Officer succession plan, and recommending such plan to the Board of Directors for approval. The committee operates under a written charter, a copy of which can be found on the Company’s website (www.enterprisebanking.com). See “Compensation Committee Matters” for further information on the Compensation Committee.

Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee consists solely of independent Directors and is responsible for establishing effective governance controls and procedures for the Company and its Directors. The committee’s specific responsibilities include recommending to the Board its determination of the independence of each Director, the composition of each Board committee, nominees for each Board committee chairperson, the Company’s response to any stockholder proposals, nominees for election to the Board of Directors, and the appointment of Board officers. The committee is also responsible for monitoring the effectiveness and performance of the Board and its various committees. The committee operates under a written charter, a copy of which can be found on the Company’s website (www.enterprisebanking.com).

Banking Technology Steering Committee (“BTSC”). BTSC is responsible for overseeing the information security program, project management, the protection of customer data, responses to breaches of customer data, and other technology, information security and cyber security related functions of the Bank. In addition, the committee reviews the adequacy of the Company’s business continuity and disaster recovery plans and the deployment of new technologies with particular attention to operational risk management, and determines the appropriateness of acceptable operating risks that have been identified by management. The committee monitors the results of third party testing and risk assessments as part of the Company’s ongoing efforts to maintain a secure operating environment.

Enterprise Wealth Management Committee (“EWMC”). EWMC is responsible for overseeing that prudent care and discretion are followed in the investment and fiduciary oversight of client assets to properly manage and report client and Bank market risk exposures. The committee is responsible for approving general investment standards and the selection of independent investment advisors and for monitoring investment, advisor and portfolio performance. The committee periodically reviews management’s strategic planning initiatives and direction for the wealth management services provided under the Enterprise Wealth Management label and is also responsible for the oversight of the sale of non-deposit investment (i.e., brokerage) products through Enterprise Wealth Services using an independent third-party broker.

Executive Committee. The Executive Committee is appointed by the Board to assist the Board in fulfilling its responsibilities pertaining to the oversight of management of the Company. The committee is responsible for reviewing and discussing corporate matters, as identified by the Board of Directors and/or Executive Management, and recommending appropriate actions.

Loan Committee. The Loan Committee reviews information and reports relating to the composition, status, delinquency and classification of consumer, residential, construction and commercial loans within the Bank’s loan portfolio as well as any non-performing and past due loans and/or OREO assets (i.e., foreclosed property held by the Bank). The committee also reviews certain larger construction lending projects and relationships and reviews stress testing to determine potential risk exposure(s) related to the commercial real estate portion of the loan portfolio. The overall mission of the committee is to monitor the trends in asset and credit quality of the Bank’s loan portfolio as well as various other internal and external factors and controls that may impact loan growth, quality, concentration risk and overall credit risk exposure. In addition to these duties, the committee is responsible for reviewing the results of third party loan review and stress testing engagements, monitoring non-performing past due loans and the adequacy of the allowance for loan losses, including the methodology applied to calculate the level of the allowance for loan losses. The committee not only identifies and informs the Board of any unfavorable trends that it may detect in the Bank’s loan portfolio, but also recommends actions that may be taken to mitigate portfolio risk reviewing and approving charge-offs. The committee regularly reviews and makes recommendations on the adequacy of the allowance for loan losses. The Loan Committee is responsible for approving and/or ratifying loans above certain limits and overseeing the credit quality of the loan portfolio.

Strategic Planning Committee. The Strategic Planning Committee oversees strategic planning activities in the areas of: geographic branch expansion, opportunities to diversify revenue streams, the potential acquisition of expansion of business lines, and the critical analysis of existing business lines. Working with management, outside consultants and banking industry experts, the committee assesses market and industry conditions in an effort to identify future opportunities, risks, necessary evolution and changes for the Company and the Bank. The committee is also responsible for coordinating an annual board strategic planning session and for setting the general strategic direction and focus of the Company.

Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics that sets forth standards of ethical business conduct for all directors, officers, and employees of the Company and its subsidiaries. The purpose of the Code of Business Conduct and Ethics is to provide directors, officers, and employees with a framework to make honest, ethical, and legal decisions, ensure full, fair, accurate, timely, and understandable public disclosures in periodic reports required to be filed by the Company, require compliance with applicable laws, rules and regulations, and encourage prompt internal reporting of violations of the Code of Business Conduct and Ethics. All officers and employees are required to annually certify that they have read and agree to abide by the terms of the Code of Business Conduct and Ethics. Additionally, the Code of Business Conduct and Ethics is in conformity with the requirements of the Sarbanes-Oxley Act of 2002 and the NASDAQ rules. A copy of the Code of Business Conduct and Ethics and any amendments to or waivers of the requirements therein are available on the Company's website at www.enterprisebanking.com.

The following table provides 2017 membership by current Directors and meeting information for each of the standing committees of the Board of Directors (the Audit Committee, Compensation Committee, Corporate Governance/Nominating Committee and the Strategic Planning Committee meetings are joint meetings of the Bank and the Company):

	Audit	Banking Technology Steering	Compensation	Corporate Governance Nominating	Enterprise Wealth Management	Executive (1)	Loan	Strategic Planning
Ansin (2)					X (2)		X (2)	X (2)
Baroni	X	X					X**
Clancy					X	X	X	X
Clementi			X	X*	X	X
Conway			X*	X		X*	X	X
Cowan	X	X*	X			X
Deschene		X				X	X	X*
Duncan					X	X	X	X
Grady					X*	X
Hanson (3)			X (3)	X (3)			X (3)
King	X	X						X
Koutsos			X		X		X
J. Lerner	X	X					X (5)
Mahoney (4)								X (4)
Main					X	X	X*	X
Moloney	X (5)		X (5)	X				X
Pedroso	X	X			X
Putziger				X (5)	X**		X	X (5)
Reid	X*	X		X		X
Spinelli		X			X
Total Meetings Held in 2017	9	3	6	5	3	3	7	3
*indicates Committee Chairperson
**indicates Committee Vice Chairperson

1.    Executive Committee was re-established in April 2017.
2.    Kenneth Ansin was elected to the Board, Strategic Planning and Enterprise Wealth Management Committees
effective July 25, 2017; elected to Loan Committee effective October 17, 2017.
3.    Eric Hanson retired from the Board effective May 2, 2017.
4.     Shelagh Mahoney was elected to the Board on January 17, 2017; elected to Strategic Planning Committee effective May 2, 2017.
5.    Effective May 2, 2017:

•	Joseph Lerner was elected to the Loan Committee.

•	Jacqueline Moloney was re-assigned to the Compensation Committee from the Audit Committee.

•	Michael Putziger was re-assigned from the Strategic Planning Committee to the Corporate Governance Nominating Committee.

Board Attendance at Annual Meetings

Directors are required to attend the Company's annual meeting of stockholders. Absences will be allowed for serious personal or business obligations that cannot be rescheduled. All of the Directors who were serving in 2017 attended the 2017 annual meeting.

DIRECTOR COMPENSATION
All members of the Board of Directors are Directors of the Company and of the Bank. In 2017, non-employee Directors were paid $750 for attendance at each of the Board of Directors meetings, excluding the Board’s annual strategic meeting, for which they were paid $1,000. Non-employee Directors also receive fees for attendance at committee meetings as detailed in the following table:

Committee	2017 Committee Member Meeting Fee
Audit Committee	$700
Compensation and Corporate Governance/Nominating Committees	$600
Banking Technology Steering, Enterprise Wealth Management, Loan and Strategic Planning Committees	$500
Executive Committee (effective 4/18/17)	$600

In addition to these per meeting fees, in 2017, non-employee Directors were also paid annual retainers for their membership on the Board of Directors and for their additional services in various Board-related and other corporate capacities as detailed in the following table:

Annual Retainer
Board of Directors	$26,419 (1)
Lead Director	$8,000
Audit Committee Chairperson	$7,500
Compensation Committee Chairperson	$6,000
Corporate Governance/ Nominating Committee Chairperson	$6,000
Corporate Governance/ Nominating Committee Vice-Chairperson (currently no Vice-Chairperson)	$3,000
Banking Technology Steering Committee Chairperson	$6,000
Enterprise Wealth Management Committee Chairperson	$6,000
Enterprise Wealth Management Committee Vice-Chairperson	$3,000
Loan Committee Chairperson (2)	$6,000
Loan Committee Vice-Chairperson	$3,000
Loan Committee members	$2,400
Strategic Planning Committee Chairperson	$6,000
Secretary	$500

Cash retainers for membership on the Board of Directors and the Loan Committee were paid in equal monthly installments for each member. All other cash retainers were paid in equal quarterly installments.

(1)
This amount reflects the annual cash retainer and awards of 6,944 shares of restricted stock with a grant date value of $13,219 per non-employee Director. The shares of restricted stock generally vest over a two-year period.

(2)	This retainer is paid only when the Loan Committee Chairperson is a non-employee Director.

Directors who are also full-time salaried officers of the Bank were not paid for attending Board of Directors or committee meetings in 2017 and did not receive retainers of any kind for their services in any capacity as Directors.

For the year 2017, non-employee Directors had the option to make an irrevocable election (by December 31, 2016) to receive shares of Common Stock in lieu of receiving all or a portion of cash fees. The number of shares issued to non-employee Directors pursuant to this election was based on the closing price of the Common Stock on the NASDAQ Global Market on January 3, 2017. For the year 2017, the Company issued a total of 7,326 shares of Common Stock to eight non-employee Directors at a per share issuance price of $38.39. These shares were issued in January 2018. For the year 2018, non-employee Directors have the same option to receive shares of Common Stock in lieu of cash fees at a per share issuance price of $33.50, which reflects the value of the Common Stock on January 2, 2018, based on the closing price of the Common Stock on the NASDAQ Global Market on that date.
The Company believes that giving non-employee Directors the option to receive stock in lieu of cash fees and granting to them restricted stock awards with time-vesting requirements further aligns such Directors’ interests with those of the Company’s stockholders.

The following table details the total compensation paid to each non-employee Director for the year ended December 31, 2017.

Name	Fees earned or paid in cash or stock ($) (1)	Stock Awards ($) (2) (3)	Total ($)
Kenneth S. Ansin	$10,050	$—	$10,050
Gino J. Baroni	$40,050	$13,219	$53,269
John R. Clementi	$37,350	$13,219	$50,569
James F. Conway, III	$50,750	$13,219	$63,969
Carole A. Cowan	$40,150	$13,219	$53,369
Normand E. Deschene	$36,650	$13,219	$49,869
John T. Grady, Jr.	$30,750	$13,219	$43,969
Eric W. Hanson(4)	$12,900	$13,219	$26,119
Mary Jane King	$31,450	$13,219	$44,669
John A. Koutsos	$33,050	$13,219	$46,269
Joseph C. Lerner	$31,100	$13,219	$44,319
Shelagh E. Mahoney	$23,350	$13,219	$36,569
Jacqueline F. Moloney	$28,850	$13,219	$42,069
Luis Pedroso	$30,050	$13,219	$43,269
Michael T. Putziger	$39,350	$13,219	$52,569
Carol L. Reid	$41,500	$13,219	$54,719
Michael A. Spinelli	$24,950	$13,219	$38,169

(1)
All non-employee Directors, excluding Messrs. Ansin, Grady, Hanson, Lerner, Pedroso and Spinelli, and Ms. King, Ms. Mahoney and Ms. Reid, elected to receive all or a portion of their 2017 Directors fees in the form of shares of Common Stock, which were issued in January 2018. The value of the stock awards is based on the fair market value of the Common Stock on the date of grant, which was March 21, 2017. The fair market value was calculated as the closing price of the Common Stock on the NASDAQ Global Market on the date of grant, which was $30.46 per share.

(2)	None of the above listed non-employee Directors held any outstanding stock options as of December 31, 2017.

(3)
As of December 31, 2017, each of the above listed non-employee Directors, excluding Ansin, Hanson and Mahoney, had 736 shares of unvested restricted stock. As of December 31, 2017, Messrs. Ansin and Hanson had no shares of unvested restricted stock and Ms. Mahoney had 434 shares of unvested restricted stock.

(4)	Mr. Hanson retired from the Board of Directors in May 2017.

INFORMATION REGARDING EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES
Set forth below is certain information regarding the executive officers of the Company (including the Bank), other than those executive officers who are also Directors of the Company and for whom such information is provided elsewhere in this Proxy Statement. Each individual named below has held their position for at least five years, except as otherwise indicated.

Name	Age	Position
Brian H. Bullock	60	Executive Vice President and Chief Commercial Lending Officer of the Bank; prior to April 2009, Senior Vice President and Chief Commercial Lender of the Bank
Brian M. Collins	41
Executive Vice President and Director of Operations of the Bank; prior to March 2017, Senior Vice President and Director of Operations; prior to March 2014, Senior Vice President, eBanking & Payment Services Director; prior to March 2011, Vice President and Senior Customer Services Manager

Susan Covey	56	Executive Vice President and Branch Administration Director of the Bank; prior to March 2016, Senior Vice President and Branch Administration Director
Ryan C. Dunn	43
Executive Vice President and Regional Commercial Lending Manager of the Bank; prior to March 2017, Senior Vice President and Regional Commercial Lending Manager; prior to March 2009, Vice President and Senior Commercial Lending Officer

Jamie L. Gabriel	40
Executive Vice President and Chief Human Resources Officer of the Bank; prior to March 2017, Senior Vice President and Chief Human Resources Officer; prior to March 2014, Senior Vice President, Human Resources Director; prior to December 2011, Vice President and Senior Human Resources Manager

Michael J. Gallagher	54
Executive Vice President and Chief Risk Officer of the Bank; prior to March 2015, Senior Vice President and Chief Risk Officer of the Bank; prior to March 2014, Senior Vice President and Risk Management Director

Marlene P. Hoyt	63	Executive Vice President and Construction Lending Director of the Bank; prior to March 2016, Senior Vice President and Construction Lending Manager of the Bank
Stephen J. Irish	63
Executive Vice President, Managing Director Wealth Management and Chief Operating Officer of the Bank; prior to May 2017, Executive Vice President and Chief Operating Officer of the Bank; prior to April 2009, Executive Vice President and Chief Information Officer of the Bank

Steven R. Larochelle	54	Executive Vice President and Chief Banking Officer of the Bank; prior to April 2009, Senior Vice President and Chief Commercial Real Estate Lender of the Bank
James A. Marcotte	60	Executive Vice President, Chief Financial Officer and Treasurer of the Company and the Bank

Peter J. Rayno	57	Executive Vice President and New Hampshire Community Banking and Lending Director of the Bank; prior to March 2015, Senior Vice President and Regional Commercial Lending Manager of the Bank
Diane J. Silva	60	Executive Vice President and Chief Mortgage and Consumer Lending Officer of the Bank; prior to March 2011, Senior Vice President and Mortgage Lending Director of the Bank
Chester J. Szablak, Jr.	60
Executive Vice President and Chief Sales, Community and Customer Relationship Officer of the Bank; prior to March 2017, Executive Vice President and Chief Sales and Marketing Officer of the Bank; prior to March 2009, Senior Vice President and Chief Sales and Marketing Officer of the Bank

COMPENSATION DISCUSSION AND ANALYSIS

Overview
This section details the Company’s executive compensation philosophy and contains a discussion of each material element of the Company’s executive officer compensation program as it relates to the following “named executive officers” (the “Named Executive Officers”) whose compensation information is detailed below:
George L. Duncan    Executive Chairman
John P. Clancy, Jr.    Chief Executive Officer
Richard W. Main    President
James A. Marcotte    Chief Financial Officer and Treasurer
Stephen J. Irish     Managing Director of Wealth Management and Chief Operating Officer

Executive Compensation Philosophy and Objectives
The Company’s executive compensation program is designed to attract, motivate, and retain highly qualified executive officers, who are vital to achieving the financial goals set by the Board of Directors and enhancing long-term value for stockholders, while operating the Company in a safe and sound manner. The Company’s executive compensation philosophy provides that total annual compensation levels should:

(1) reflect compensation levels of those found in other banking organizations of comparable asset size, performance and geography;
(2) reflect individual responsibilities, contribution, leadership, experience, skill set and performance; and
(3) provide incentive to achieve business and financial objectives within reasonable risk parameters.

The Company at least annually assesses total compensation paid to its executive officers. As part of this process, the Compensation Committee assesses and evaluates the elements of total compensation listed below under the 2017 Executive Compensation Program paid to executive officers, including the Named Executive Officers, as a group and individually.

Compensation Committee and Independent Consultant Roles

Consistent with our philosophy, the Compensation Committee regularly obtains information regarding compensation levels in the Company’s industry through various sources, including compensation surveys conducted by banking industry associations and independent compensation consultants. The Compensation Committee also reviews the responsibilities and performance of the Company’s executive officers. Elements of compensation are established with the goal of incentivizing and rewarding the executive officers for individual performance and organizational short- and long-term goals without encouraging excessive risk-taking.

Under the Compensation Committee Charter, the Compensation Committee follows the process outlined under the “Role of the Compensation Committee” as described further under Compensation Committee Matters on page 28 below.

The Compensation Committee annually engages a compensation consulting firm to review the elements of the Company’s executive compensation and to provide comparative market information on total executive compensation including base salary, incentive cash compensation, and incentive equity compensation for the Compensation Committee’s review. The Compensation Committee engaged McLagan Partners, Inc. (“McLagan”) to conduct a comparative market review of the Company’s executive compensation programs for 2017. In addition to survey data, a peer group was developed consisting of publicly traded banks within the Northeast region of the United States, excluding the New York City metro area, with similar asset size and performance results to the Company and with a loan portfolio substantially consisting of commercial loans. At the time the peer group was selected, the Company was positioned at approximately the median of the peer group in terms of total assets, with asset size of the peer group ranging from $1.2 billion to $5 billion. The information was not gathered to benchmark executive compensation to particular levels within the peer and survey group; rather, it was reviewed to assess the competitiveness of total executive compensation. For 2018, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) to assess executive compensation programs.
Working with McLagan, the Compensation Committee selected the following peer group:

OceanFirst Financial Corp.	Hingham Institute for Savings
Meridian Bancorp, Inc.	Western New England Bancorp, Inc.
Century Bancorp, Inc.	Lake Sunapee Bank Group
Univest Corp. of Pennsylvania	Citizens & Northern Corp.
Washington Trust Bancorp, Inc.	First Connecticut Bancorp, Inc.
Bryn Mawr Bank Corp.	BSB Bancorp, Inc.
Peapack-Gladstone Financial	Bar Harbor Bankshares
Camden National Corporation	Chemung Financial Corporation
Financial Institutions, Inc.	Codorus Valley Bancorp, Inc.
First of Long Island Corp.	SI Financial Group, Inc.
Merchants Bancshares, Inc.	Penns Woods Bancorp, Inc.

Compensation Elements and Rationale
Executive compensation may include any or a combination of the following components in addition to an executive’s base salary: incentive cash compensation, incentive equity awards, supplemental retirement benefit, supplemental life insurance benefit, income protection following a termination of employment under various circumstances, including following a change in control of the Company, and automobiles and club memberships for business development purposes. Each of these components is reviewed, both separately and from a total compensation perspective, and approved by the Compensation Committee and the independent members of the Board of Directors on at least an annual basis. The Company believes that by using a combination of these elements it is best able to find an effective balance in motivating each executive to achieve long-term and short-term goals without taking unnecessary or excessive risks that could threaten the Company’s financial condition or prospects, thereby enhancing long-term stockholder value. In establishing the components of compensation for each individual executive officer, the Compensation Committee considers the performance and responsibilities of the individual, the executive’s designation or role within the Company, the cost to the Company of the various components of compensation to be provided, the tax and accounting implications in designing the Company’s compensation programs, and the support received from stockholders in 2014 and 2017 “Say on Pay” advisory votes. The Compensation Committee did not change its approach in 2018 and applied rationale similar to that used in the prior year. The Compensation Committee will continue to consider the outcome of the Company’s “Say on Pay” vote when making future compensation decisions for the Named Executive Officers.

2017 Executive Compensation Program
Base Salary
Based upon the comprehensive reviews and comparative assessments performed by McLagan and various other factors, including a review of each executive’s responsibilities, experience in his role, leadership, contributions, overall performance, and a review of the various components of compensation provided to the individual executive, the Compensation Committee determined that the 2017 base salaries for Messrs. Duncan, Main, and Clancy would remain unchanged and Messrs. Marcotte and Irish were increased from 2016 levels, in part, to maintain alignment with the competitive range of base salaries found in the peer group for their positions. The base salary increases for 2017 were as follows: Mr. Marcotte from $246,373 to $258,692 and Mr. Irish from $246,373 to $258,692 in March 2017. In May 2017, Mr. Irish’s base salary increased from $258,692 to $310,000 due to his advancement to Managing Director of Wealth Management in addition to his role as Chief Operating Officer. For 2017, Mr. Main’s base salary remained at $309,000, Mr. Duncan’s base salary remained at $412,000, and Mr. Clancy’s base salary remained at $489,250.

For 2018, the Compensation Committee reviewed the various components of the compensation provided to each executive, assessed each executive’s responsibilities, leadership, overall performance, and contributions, and reviewed the comparative assessment provided by Pearl Meyer. The Compensation Committee determined that the base salaries for Messrs. Duncan, Main and Clancy will remain unchanged for 2018.  The Compensation Committee determined that the base salaries for Marcotte and Irish would increase from 2017 levels, in part, to maintain alignment with the competitive range of base salaries found in the peer group for their positions. The base salary increases effective March 2018 are as follows: Mr. Marcotte from $258,692 to $270,333 and Mr. Irish from $310,000 to $328,600.

Incentive Compensation (Cash)
The terms of incentive cash compensation for executive officers are established by the Compensation Committee, subject to approval by the independent members of the Board of Directors, on an annual basis. Certain senior officers, including the Named Executive Officers, are eligible for incentive cash compensation through the Company’s Variable Compensation Incentive Plan. Payments for executives under the Variable Compensation Incentive Plan for 2017 were determined by various weighted elements of the Company’s performance, including net income, deposit growth, loan growth, loan quality, and non-interest revenue. Additionally, to focus executives on managing salary and benefits expense, the Plan included a multiplier for executives that reduced or increased their overall payout based on performance compared to specific targets for this area. Target incentive payout percentages of an executive officer’s base compensation earned in the plan year were 45% for Messrs. Duncan and Main, 50% for Mr. Clancy, 32.5% for Mr. Marcotte and, due to Mr. Irish’s advancement to Managing Director of Wealth Management and Chief Operating Officer, his target incentive payout increased from 32.5% to 35% in May 2017.
In 2017, the Company reported two unbudgeted items that impacted the net income results of the Company. Due to the Tax Cuts and Jobs Act, the Company incurred a tax expense charge of $4.8 million in the fourth quarter of 2017. The Company excluded this expense from net income for the purposes of the 2017 Variable Compensation Incentive Plan. Additionally, the Company made an adjustment of $922,000 to plan results for an unanticipated reduction in tax expense due to a new accounting standard in 2017 that impacted the tax treatment of equity compensation. Under the terms of the 2017 Variable Compensation Incentive Plan, the Compensation Committee and Board of Directors determined that these two items were extraordinary events and adjusted the actual 2017 net income plan results by approximately $3.9 million for purposes of the 2017 Variable Compensation Incentive Plan payments.
Performance factors and their relative weighting as well as the performance for each factor under the plan are shown in the table below.

Performance Factor	Weight	Threshold		Target				Stretch	Level for 2017	Weighted Results
		0.5	0.75	1	1.25	1.5	1.75	2
Net Income	50%	19.060M	19.860M	20.660M	21.460M	22.260M	23.060M	23.860M	1.50	0.75
Deposit Growth	15%	0	21.750M	43.500M	55.500M	67.500M	79.500M	91.500M	0.75	0.1125
Loan Growth	15%	80.0M	140.0M	200.0M	236.0M	271.0M	307.0M	343.0M	1.25	0.1875
Loan Quality	10%	5.400M	4.500M	3.600M	2.700M	1.800M	900K	0	1.50	0.15
Non-Interest Revenue	10%	11.722M	12.472M	13.222M	13.972M	14.722M	15.472M	16.222M	1.25	0.125
Result Payable to Target Prior to Multiplier: 1.325
The salaries and benefits expense met the range to multiply the plan results by 1.05, increasing the overall results payable to target to 1.39125. The actual salaries and benefits fixed expense at year end was $41.623 million. The annualized salaries and benefits expense multiplier for 2017 was 1.05 if the expense was less than $41.794 million, 1.0 if the expense was between $41.794 million and $42.494 million, and 0.95 if more than $42.494 million in expense.
In 2017, the Compensation Committee approved payouts under the 2017 Variable Compensation Incentive Plan for the Named Executive Officers. Messrs. Duncan and Main received an actual payout of 62.61%, which resulted in the following cash payments: $257,937.85 for Mr. Duncan and $193,453.34 for Mr. Main. Mr. Clancy received an actual payout of 69.56%, which resulted in a cash payment of $340,334.44. Mr. Marcotte received an actual payout of 45.22%, which resulted in a cash payment of $115,683.84. Mr. Irish received an actual payout of 48.69%, which resulted in a cash payment of $139,957.19.

On March 20, 2018, the Board approved the Company’s 2018 Variable Compensation Incentive Plan. The 2018 plan applies to all of the Named Executive Officers. The Board approved specific performance factors, performance targets and percentage payout amounts for 2018 for each of the Named Executive Officers. The target payout percentage for Messrs. Duncan, Main, Clancy, and Marcotte remained unchanged from 2017 levels and were as follows: Mr. Clancy at 50%; Messrs. Duncan and Main at 45%; Mr. Marcotte at 32.5% of their actual annual regular earnings. To further align with the Company’s financial results and to ensure total cash compensation is within a competitive range, Mr. Irish’s target payout percentage was increased to 37.5% for 2018. As in 2017, payments for participants under the 2018 Variable Compensation Incentive Plan will be determined by various elements of the Company’s performance, including net income, deposit growth, loan growth, loan quality, and non-interest revenue.
Long-Term (Equity) Incentive Compensation
The Company attempts to align the interests of its executives with the long-term interests of stockholders through the granting of equity-based compensation awards, which have been in the form of stock options and restricted stock. Equity awards are intended to (1) enhance management’s sense of ownership and commitment to the long-term success of the Company, (2) encourage and reward management performance that increases the long-term success and stockholder value of the Company, and (3) attract and retain the senior leadership and management talent the Company needs to be successful. At this time, the Compensation Committee anticipates that restricted stock, as well as stock options, will continue to serve as the primary vehicles to be used to achieve these objectives.

In connection with its compensation program, the Compensation Committee evaluates the issuance of equity grants to employees on an annual basis. Historically, equity grants have been considered and made during the first quarter of each year. The total number of stock options or restricted stock granted to all employees is determined after considering various factors, including measures on stockholder dilution, such as overhang and run rate. The number of stock options or value of restricted stock awards granted to individual employees, including executives, is also based upon various factors, but is primarily based upon an employee’s level of responsibility and individual performance and contribution, and, with respect to the Named Executive Officers and other senior management, the desired mix of compensation. Stock options and restricted stock grants for employees other than executive officers are recommended by the Chief Executive Officer and the total grant is subject to the approval of the Compensation Committee and Board of Directors. In addition to the recommendation of the Chief Executive Officer and Compensation Committee approval, stock options and restricted stock awards granted to executive officers must also be approved by independent members of the Board of Directors. In all cases, the exercise price of the stock option and the value of the restricted stock is established based on the market price of the Company’s common stock on the date of the grant.

On March 21, 2017, the Named Executive Officers received the following equity grants under the Enterprise Bancorp’s 2009 Stock Incentive Plan: 2,157 stock options and 4,548 shares of restricted stock to Mr. Duncan; 2,088 stock options and 4,402 shares of restricted stock to Mr. Clancy; 1,150 stock options and 2,428 shares of restricted stock to Mr. Main; 729 stock options and 1,534 shares of restricted stock to Mr. Marcotte; and 729 stock options and 1,534 shares of restricted stock to Mr. Irish. The shares of restricted stock will vest based on the Company reaching the specific targets in earnings per share cumulative totals set forth below. Specific incremental targets were set to align executive management with stockholder interests by requiring earnings targets be met for awards to vest rather than incremental time based vesting. If such targets are not met by December 31, 2021, unvested shares will be forfeited. The stock options, all of which are non-qualified stock options, have an exercise price of $30.46 per share (the market price of the Company’s common stock on the date of grant) and will vest 50% at year two and 50% at year four. The equity grant vesting schedules are aligned with the Company’s long-term performance goals.

The number of options and shares of restricted stock granted to the Named Executive Officers for 2017 were considered to be within competitive ranges for executive management based on the compensation consultant reports, and the Compensation Committee believes such equity grants meet the Company’s objective of executive employee participation in the Company’s equity compensation program aligning the executives’ interests with those of the stockholders.

On March 20, 2018, the Company granted to employees a total of 14,755 nonqualified stock options, at an exercise price of $34.33 per share (which reflected the market price of the Company’s common stock on the date of the grant), and 37,225 shares of restricted stock. For the Named Executive Officers and certain other specific senior employees, restricted stock grants will vest based on the Company reaching specific targets in earnings per share cumulative totals. For all other employees, restricted stock grants will vest 25% per year. Stock option grants to both Named Executive Officers and other employees will vest 50% at year two and 50% at year four. The Compensation Committee believes the equity grant vesting schedules are aligned with the Company’s long term performance goals.

The amounts granted to the Named Executive Officers in 2018 were as follows: 2,040 options and 4,036 shares of restricted stock to Mr. Duncan; 1,976 options and 3,906 shares of restricted stock to Mr. Clancy; 1,089 options and 2,154 shares of restricted stock to Mr. Main; 688 options and 1,362 shares of restricted stock to Mr. Marcotte; and 688 options and 1,362 shares of restricted stock to Mr. Irish. The number of options and shares of restricted stock granted to the Named Executive Officers for 2018 were considered to be within competitive ranges for executive management based on the compensation consultant reports, and the Compensation Committee believes such equity grants meet the Company’s objective of executive employee participation in the Company’s equity compensation program aligning the executives’ interests with those of the stockholders.

Supplemental Retirement Benefit and Supplemental Life Insurance Benefit

The Compensation Committee believes that providing a supplemental retirement benefit, which is implemented through salary continuation agreements, and supplemental life insurance benefits serve as long-term retention tools, as well as provide a reward component to the executive.
The Bank is party to salary continuation and supplemental life insurance agreements with each of Messrs. Duncan and Main. The terms of these salary continuation agreements, and the annual amounts payable to the executives thereunder, are described further at page 39 below. The annual expense incurred by the Company in maintaining this supplemental retirement benefit for each executive equals the annual increase of the present value of the accumulated benefit to be paid to the executive. This amount is included for each of the executives in the Summary Compensation Table at page 30 below under the heading “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”
The supplemental life insurance benefits that are payable to Messrs. Duncan and Main are included in the amounts shown as payable in the event of death in the table at page 39 below and are specifically referenced in footnote 3 to the table.
In 2006 and 2015, the Company initiated a supplemental life insurance benefit plan for a number of its employees in management positions. Under these plans, the Company has provided supplemental life insurance benefits to the employees, subject to certain restrictions. Messrs. Clancy, Marcotte and Irish participate in both the 2006 and 2015 plans. The amounts of their supplemental life insurance benefits are included in the amounts shown as payable in the event of death in the table at page 39 below and are specifically referenced in footnote 3 to the table.
Income Protection and Non-Compete
In addition to the above noted elements of compensation, Messrs. Duncan, Main and Clancy have employment agreements with the Company, which include non-competition restrictions, and Mr. Irish and Mr. Marcotte have change in control/non-competition agreements with the Company. These agreements provide the executive with income protection in the event of a termination of his employment under certain circumstances, including following a change in control of the Company. The Compensation Committee believes these agreements are an important tool in retaining key executives while providing protection to the Company by restricting the executive’s ability to compete in the Company’s marketplace if he were to leave prior to or as a result of any change in control. The Compensation Committee believes that the non-competition protection afforded by these agreements is beneficial in the Company’s competitive marketplace and that the payment amounts and related conditions thereto contained in the agreements are consistent with reasonable industry standards. The maximum amounts that may be paid to any executive under any of these agreements are limited by automatic “cutback” provisions that ensure payments will not exceed the limits specified under Section 280G of the Internal Revenue Code. The terms of these agreements are described at pages 36-38 below and the amounts payable thereunder to the executives under various termination scenarios are included in the table at page 39 below.

Perquisites

In addition to their participation in the Company’s general employee benefit plans, as described in footnote 5 of the Summary Compensation Table at page 30 below, the Company provides company-owned vehicles for the use of Messrs. Duncan, Main and Clancy. The Company also pays dues related to club memberships for business development purposes for Messrs. Duncan, Main, and Clancy. The Compensation Committee believes that the cost of these additional perquisites is modest for the size of the Company and that providing them is consistent with maintaining a competitive total compensation and benefits package for senior management and for business development purposes.

Policies & Practices

Executive Officers and Directors Stock Ownership Guidelines

The Company has established stock ownership guidelines for its executive officers and Directors. The Company believes that the executive officer and Director stock ownership guidelines further strengthen the individual’s commitment to the Company’s future and further aligns their interests with those of the Company’s stockholders. The executive officers and Directors are required to meet the specific stock ownership guidelines as listed below. The individual will be required to meet the stock ownership guideline within five years of being hired or promoted to an executive officer or elected as a Director or from the implementation date of the guidelines. As of December 31, 2017, all executive officers and Directors met or exceeded the ownership guidelines.

Position	Stock Ownership Guideline
Executive Chairman and Chief Executive Officer	Three times base salary at date of calculation
President	Two times base salary at date of calculation
Executive Officer	One time base salary at date of calculation
Director	Five times total Board of Director cash and equity retainer

Ownership is calculated on the last business day of the calendar year using the closing price or book value of the Company’s common stock, whichever is greater and includes: shares owned outright individually or as a co-owner with a spouse, including those in the 401(k) self-directed brokerage account or Employee Stock Purchase Plan; shares owned but held in trust or in the name of an immediate family member; unvested restricted shares; and 60% of the difference between the market price and the exercise price of the employee’s vested stock options under Enterprise Bancorp’s 2009 and 2016 Stock Incentive Plans.

Incentive Compensation Recovery

In order to further align management’s interests with the interests of stockholders and support good governance practices, all incentive compensation awards made to officers with a title of senior vice president or above include a clawback provision. If the Company’s reported financial or operating results are determined by the Company to be subject to material negative restatement due to material noncompliance with any financial reporting requirement under the securities laws, fraud, or misconduct (other than a restatement caused by a change in applicable accounting rules or interpretations), the Company may require recoupment of full or partial payouts made under the short- and long-term compensation plans to participants with an officer status of Senior Vice President or above.

Anti-Hedging Policy

The Board has adopted, as part of the Company’s Insider Trading Policy, a policy prohibiting Directors, executive officers and employees from engaging in hedging activities involving the Company’s common stock by making an investment to reduce the risk of adverse price movements in the Company’s common stock.

COMPENSATION COMMITTEE MATTERS

Role of the Compensation Committee

The Compensation Committee of the Board of Directors is comprised of five members, all of whom are currently deemed to be independent. In determining the independence of the members, the Board of Directors has used the definition of (i) independence contained in Rule 5605(d)(2)(A) of the Marketplace Rules of the NASDAQ Stock Market, and (ii) “non-employee directors” within the meaning of Exchange Act Rule 16b-3, and has applied this definition consistently to all members of the Compensation Committee. The responsibility of the Compensation Committee is to review the performance of the Executive Chairman and recommend his compensation to the independent members of the Board of Directors for review and approval. The Executive Chairman and Compensation Committee review the performance of the Chief Executive Officer and President and recommend their compensation to the independent members of the Board of Directors for review and approval. The Company’s Chief Executive Officer evaluates the performance of the remaining executive officers and recommends their compensation to the Compensation Committee. The Compensation Committee reviews the Chief Executive Officer’s recommendations and submits its recommendation to the independent members of the Board of Directors for approval. During 2017, the independent members of the Board of Directors approved all recommendations presented by the Compensation Committee.

The Compensation Committee has the authority to retain or obtain advice from independent advisors, such as outside legal counsel and consulting firms, as it deems necessary to perform its role. After taking into consideration the factors set forth in NASDAQ Marketplace Rule 5605(d)(3)(D), the Compensation Committee obtained the services of McLagan, an Aon Hewitt Company in 2017 to provide market assessment information to the Compensation Committee, which is discussed in further detail in the Company’s Compensation Discussion and Analysis at pages 21-27 above. McLagan was paid $26,635 for these services in 2017. The Compensation Committee reviewed all factors, as provided by Management, for any potential or actual conflicts of interest with McLagan and the Board of Directors or the Company and determined there were no potential or actual conflicts with the Board of Directors or the Company.
The Compensation Committee operates under a written charter, a copy of which can be found on the Company’s website (www.enterprisebanking.com). The Compensation Committee annually reviews its charter and recommends any changes to the full Board of Directors. The charter requires the Compensation Committee to meet at least four times every year. In 2017, the Compensation Committee met six times.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis contained at pages 21-27 above (the “CD&A”) with management and based on this review and discussion the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

James F. Conway, III (Chairperson)
John R. Clementi
Carole A. Cowan
John A. Koutsos
Jacqueline F. Moloney

Compensation Committee Interlocks
Directors Conway, Clementi, Cowan, Hanson, Koutsos and Moloney served as members of the Compensation Committee during the year ended December 31, 2017. None of these Directors were an officer or employee of the Company at any time during such period or has ever been an officer of the Company. None of these Directors has had any relationship with the Company that would require disclosure in this Proxy Statement under the heading “Transactions with Certain Related Persons” at page 42 below under applicable SEC rules.

Mr. Clancy, Chief Executive Officer, serves on the board of directors of Wellforce. Mr. Deschene is the Chief Executive Officer of Wellforce.

Risk Assessment of Compensation Policies and Practices
The Company has implemented an annual risk assessment of its compensation policies and practices, which is intended to determine whether any of its existing compensation policies or practices create incentives for taking unnecessary or excessive risks that are reasonably likely to have a material adverse effect on the Company. On the basis of its 2017 annual assessment, the Compensation Committee has determined that no changes to the Company’s existing compensation policies and practices are necessary at this time.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth the total compensation paid during the years ended December 31, 2017, December 31, 2016 and December 31, 2015, to the Chief Executive Officer, the Chief Financial Officer and each of the three other most highly compensated executive officers of the Bank (the “Named Executive Officers”). The Company does not employ any persons, other than through the Bank.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
George L. Duncan Executive Chairman of the Company and the Bank	2017	$412,000	$149	$138,532	$24,460	$257,938	$75,346	$61,410	$969,835
	2016	$409,231	$—	$138,549	$24,450	$159,600	$64,637	$62,563	$859,030
	2015	$406,635	$—	$138,546	$24,449	$180,952	$69,659	$60,773	$881,014
John P. Clancy, Jr. Chief Executive Officer of the Company and the Bank	2017	$489,250	$149	$134,085	$23,678	$340,334	$—	$36,883	$1,024,379
	2016	$485,961	$—	$134,089	$23,676	$213,216	$—	$38,114	$895,056
	2015	$493,269	$—	$134,108	$23,658	$246,943	$—	$39,291	$937,269
Richard W. Main President of the Company and the Bank	2017	$309,150	$149	$73,957	$13,041	$193,453	$55,675	$41,961	$687,386
	2016	$294,544	$—	$73,952	$13,043	$114,833	$45,707	$36,627	$578,706
	2015	$291,371	$—	$73,941	$13,054	$129,615	$48,855	$37,171	$594,007
Stephen J. Irish Executive Vice President, Chief Operating Officer of the Bank	2017	$288,054	$149	$46,726	$8,267	$139,957	$—	$16,787	$499,940
	2016	$243,020	$—	$46,737	$8,255	$76,970	$—	$15,726	$390,708
	2015	$233,338	$—	$46,750	$8,246	$84,357	$—	$15,315	$388,006
James A. Marcotte Executive Vice President, Treasurer and Chief Financial Officer of the Company and the Bank	2017	$256,339	$149	$46,726	$8,267	$115,684	$—	$15,745	$442,910
	2016	$242,903	$—	$46,737	$8,255	$76,970	$—	$14,424	$389,289
	2015	$233,313	$—	$46,750	$8,246	$84,357	$—	$14,129	$386,795

(1)	The 2017 salary includes 26 pay periods versus 26 pay periods in 2016 and 27 pay periods in 2015.

(2)
The value of the stock awards is based on the fair market value of the Common Stock on the date of grant. The fair market value was calculated as the closing price of the Common Stock on the NASDAQ Global Market on the date of grant, March 21, 2017, which equaled $30.46 per share.

(3)
The value of the option awards is based on the fair market value of the awards as calculated using the Black-Scholes option valuation model. For assumptions used in calculating the value of option awards and the accounting treatment of the awards, refer to footnote 12 at page 120 of the Company’s Annual Report on Form 10-K, which is incorporated herein by reference. For information on vesting, refer to the table “Outstanding Equity Awards at Fiscal Year-End” and the associated footnote 1 at page 34-36 below.

(4)
For each of Messrs. Duncan and Main this amount is equal to the increase in 2017, 2016 and 2015 of the present value of the accumulated benefit attributable to the executive’s supplemental retirement plan, excluding the impact of the decrease in the liability from the change in discount rate in 2015. The amounts shown in 2017, 2016 and 2015 take into account payments received by Mr. Duncan and Mr. Main through their supplemental retirement plan in each of those years. In 2017, the discount rate used to determine the present value of the accumulated benefit was updated to 4.50% from 4.75% resulting in the value to the employee increasing $18,081 and $14,703 for Messrs. Duncan and Main, respectively. In 2016, the discount rate used to determine the present value of the accumulated benefit was unchanged from 2015 at 4.75%. In 2015, the discount rate used to determine the present value of the accumulated benefit was updated to 4.75% from 4.50% resulting in the value to the employee decreasing $23,592 and $18,414 for Messrs. Duncan and Main, respectively. There were no changes to the terms or amounts of the benefit paid to the employees based on the discount rate change.

(5)	For each of the Named Executive Officers, these amounts include the following:

-Annual matching contributions by the Bank to the Bank’s 401(k) plan:

2017
Duncan	$9,720
Clancy	$9,720
Main	$9,720
Irish	$9,720
Marcotte	$9,211

-Life insurance premiums paid:

2017
Duncan	$42,439
Clancy	$3,850
Main	$12,886
Irish	$4,587
Marcotte	$4,054

-Dividends paid on unvested shares of restricted stock:

2017
Duncan	$7,282
Clancy	$7,220
Main	$3,944
Irish	$2,480
Marcotte	$2,480

-The amount attributed to the personal use of Bank owned automobiles:

2017
Duncan	$1,969
Clancy	$6,285
Main	$5,603

-The amount paid to a local club on the executive’s behalf for business development purposes:

2017
Clancy	$9,808
Main	$9,808

Pay Ratio Disclosure for Enterprise Bancorp, Inc.

As required by Item 402(u) of Regulation S-K, we are providing the following information:
For fiscal 2017, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than Mr. Clancy), was $59,548; and

•	The annual total compensation of Mr. Clancy, our Chief Executive Officer, was $1,024,380.

Based on this information, the ratio for 2017 of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees is 17 to 1.
We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:

1.	As of October 2, 2017, our employee population consisted of approximately 495 individuals, including any full-time, part-time, temporary, or seasonal employees employed on that date.

2.
To find the median of the annual total compensation of all our employees (other than our CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2017. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on October 2, 2017, but did not work for us the entire year. No full-time equivalent adjustments were made for part time employees.

3.	We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.

4.
After identifying the median employee, we added together all of the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $59,548.

5.	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning individual grants of restricted stock and stock options and non-equity incentive plan awards made during 2017 to each of the Named Executive Officers.

Name	Grant Date	All Other Restricted Stock Awards: Number of Shares of Stock or Units (#) (2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards (5)
			Threshold ($)	Target ($)	Maximum ($)
George L. Duncan	3/21/2017		$0	$185,400	$278,100	2,157	$30.46	$24,460
George L. Duncan	3/21/2017	4,548						$138,532
John P. Clancy, Jr.	3/21/2017		$0	$244,625	$366,938	2,088	$30.46	$23,678
John P. Clancy, Jr	3/21/2017	4,402						$134,085
Richard W. Main	3/21/2017		$0	$139,050	$208,575	1,150	$30.46	$13,041
Richard W. Main	3/21/2017	2,428						$73,957
Stephen J. Irish	3/21/2017		$0	$100,598	$150,897	729	$30.46	$8,267
Stephen J. Irish	3/21/2017	1,534						$46,726
James A. Marcotte	3/21/2017		$0	$83,151	$124,727	729	$30.46	$8,267
James A. Marcotte	3/21/2017	1,534						$46,726

(1)
Amounts actually earned and paid to the Named Executive Officers for 2017 pursuant to the non-equity incentive plan awards that are shown in the table as having been granted in such year are included in the Summary Compensation Table at page 30 above under the heading “Non-Equity Incentive Plan Compensation.”

(2)	Restricted stock awards granted in 2017 vest in 25% increments, when cumulative diluted earnings per share from January 1, 2017 forward reach $1.78, $3.56, $5.34, and $7.12.

(3)	For non-qualified stock options granted in 2017, one-half of the total number of options become exercisable on each of the second and fourth anniversary of the original grant date.

(4)
The exercise price of all stock options granted to employees in 2017, including those granted to Named Executive Officers and reflected in this table, equals the closing price of the Common Stock on the NASDAQ Global Market on the date of grant.

(5)
For an explanation of the grant date fair value of the restricted stock and option awards, including the assumptions used in calculating the grant date fair value of the option awards, refer to footnote 12 on page 120 of the Company’s Annual Report on Form 10-K, which is incorporated herein by reference.

OPTION EXERCISES AND RESTRICTED STOCK VESTED
The following table sets forth information concerning the exercise of stock options and the vesting of restricted stock awards for each of the Named Executive Officers during the year ended December 31, 2017:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
George L. Duncan	15,000	$320,700	9,194	$334,070
John P. Clancy, Jr.	10,000	$235,400	9,385	$340,771
Richard W. Main	10,000	$241,500	5,034	$182,918
Stephen J. Irish	1,500	$31,860	3,219	$116,786
James A. Marcotte	1,500	$32,625	3,219	$116,786

(1)
The value realized upon exercise of the stock options is based upon the difference between the value of the Common Stock on the option exercise date and the per share exercise price of the options. The value on the exercise date was based on the closing market price of the Common Stock on the NASDAQ Global Market on the exercise date.

(2)
The value realized on vesting calculation is based upon the value of the Common Stock on the vesting date of the restricted stock. The value on the vesting date was based on the closing market price of the Common Stock on the NASDAQ Global Market on the vesting date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning unexercised stock options and unvested restricted stock awards held by each of the Named Executive Officers as of December 31, 2017. The Company has not granted any stock options that are unexercised and unearned and not otherwise disclosed in the table or any restricted stock that is unearned and has not vested and is not otherwise disclosed in the table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested (#) (2)	Market Value of Shares or Units of Stock that Have Not Vested ($) (3)
George L. Duncan	9,000	—	$16.25	3/19/2019	12,760	$434,478
	4,000	—	$16.43	3/18/2023
	1,558	1,559	$20.29	3/17/2024
	1,436	1,437	$21.03	3/16/2025
	—	3,095	$21.86	3/14/2026
	—	2,157	$30.46	3/20/2027
John P. Clancy, Jr.	9,000	—	$16.25	3/19/2019	12,615	$429,541
	10,000	—	$16.43	3/18/2023
	1,738	1,738	$20.29	3/17/2024
	1,390	1,390	$21.03	3/16/2025
	—	2,997	$21.86	3/14/2026
	—	2,088	$30.46	3/20/2027
Richard W. Main	9,000	—	$16.25	3/19/2019	6,909	$235,251
	4,000	—	$16.43	3/18/2023
	915	916	$20.29	3/17/2024
	767	767	$21.03	3/16/2025
	—	1,651	$21.86	3/14/2026
	—	1,150	$30.46	3/20/2027
Stephen J. Irish	1,500	—	$16.25	3/19/2019	4,323	$147,198
	1,500	—	$16.43	3/18/2023
	541	542	$20.29	3/17/2024
	484	485	$21.03	3/16/2025
	—	1,045	$21.86	3/14/2026
	—	729	$30.46	3/20/2027
James A. Marcotte	1,500	—	$16.43	3/18/2023	4,323	$147,198
	541	542	$20.29	3/17/2024
	484	485	$21.03	3/16/2025
	—	1,045	$21.86	3/14/2026
	—	729	$30.46	3/20/2027

(1)
For options granted in 2012 (those expiring in 2019), one-fourth of the total number of the options become exercisable on an annual basis on the anniversary of the original grant date. For options granted after 2012, one-half of the total number of options become exercisable on each of the second and fourth anniversary of the original grant date. The four most recent option grants were granted on March 18, 2014, March 17, 2015, March 15, 2016, and March 21, 2017.

(2)
Restricted stock awards granted in 2011 and 2012 vest over a four-year period, with 25% of the shares vesting on or about the first anniversary of the date of the award and an additional 25% vesting on or about each of the next three subsequent anniversaries of the date of the award. The restricted shares awarded on March 18, 2014 vest based on attainment of diluted earnings per share cumulative totals. Vesting occurs, in 25% increments, when cumulative diluted earnings per share from January 1, 2014 forward reach $1.40, $2.87, $4.47 and $6.15. The restricted shares awarded on March 17, 2015 vest based on attainment of diluted earnings per share cumulative totals. Vesting occurs, in 25% increments, when cumulative diluted earnings per share from January 1, 2015 forward reach $1.48, $2.96, $4.44 and $5.92. The restricted shares awarded on March 15, 2016 vest based on attainment of diluted earnings per share cumulative totals. Vesting occurs, in 25% increments, when cumulative diluted earnings per share from January 1, 2016 forward reach $1.63, $3.18, $4.73, and $6.28. The restricted shares awarded on March 21, 2017 vest based on attainment of diluted earnings per share cumulative totals. Vesting occurs, in 25% increments, when cumulative diluted earnings per share from January 1, 2017 forward reach $1.78, $3.56, $5.34 and $7.12.

(3)
The market value of the shares subject to restricted stock awards that have not vested is based upon the value of the Common Stock on December 29, 2017, the last business day of the Company’s last completed fiscal year. The closing market price of the stock on the NASDAQ Global Market on December 29, 2017 was $34.05.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

The Company and the Bank are parties to employment agreements with Messrs. Duncan, Main and Clancy and change in control/noncompetition agreements with Messrs. Irish and Marcotte. The Bank is also a party to salary continuation agreements with Messrs. Duncan and Main and supplemental life insurance agreements with Messrs. Duncan, Main, Clancy, Irish and Marcotte.

Each of the employment agreements with Messrs. Duncan, Main and Clancy is for a fixed term of three years, subject to an automatic “rolling” renewal each year, unless either the Company or the executive provides a notice of non-renewal, in which case the agreement will expire at the end of the then-current term. Each of Messrs. Duncan, Main and Clancy is guaranteed a minimum base salary under the terms of his employment agreement: $400,000 for Mr. Duncan; $300,000 for Mr. Main; and $475,000 for Mr. Clancy. At least annually, these amounts are reviewed for increases by the Board. Additionally, Messrs. Duncan, Main, and Clancy are guaranteed minimum target total direct compensation, including base salary, target incentive bonus opportunity, and equity grant value: $720,000 for Mr. Duncan, $505,000 for Mr. Main, and $845,000 for Mr. Clancy. Actual total direct compensation will vary based on the Bank’s performance.

The amount of severance payments and benefits, if any, which may be due to any of the Named Executive Officers under any of the agreements referenced above following any form of termination of the executive is summarized generally below and is further quantified in the table at page 39 of this Proxy Statement.

Under the employment agreements with Messrs. Duncan, Main and Clancy, if the executive dies or for Messrs. Duncan and Main is terminated at any time as a result of his long-term disability (as defined in the agreement), the executive or his beneficiary will be paid a lump sum equal to his highest annual compensation (as defined in the agreement to include the sum of the executive’s highest annual base salary and highest annual cash bonus paid at any time prior to the date of termination since January 1, 2004). Upon termination for disability, Messrs. Duncan, Main, and Clancy and each of their spouses and any other eligible dependents will continue to receive health and welfare benefits at no cost, subject to limitations described in the agreement for a period of 18 months or upon the executive’s death, his spouse and any other eligible dependents will continue to receive health and welfare benefits at no cost, subject to limitations described in the agreement; provided, however, that if the executive dies or is terminated as a result of a long-term disability either within three years before or two years after the occurrence of a change in control of the Company (as defined in the agreement), then, in addition to such continuing health and welfare benefits, the executive or executive’s beneficiary will be paid a lump sum equal to three times the executive’s previous highest annual compensation (as defined in the agreement) (such lump sum payment being referred to herein as the “Lump Sum Payment”), subject to reduction for any prior lump sum payment that may have been paid following the termination for death or long-term disability of the executive.

In addition to the foregoing death benefits payable to Messrs. Duncan, Main and Clancy under their employment agreements, the beneficiaries of each of the Named Executive Officers will also be paid the death benefits provided under the executive’s supplemental life insurance agreement, the amounts of which are included in footnote 3 to the table at page 39 below.

Under the employment agreements with Messrs. Duncan, Main and Clancy, if the executive chooses to terminate his employment at any time without good reason, including on or after a specified retirement age (62 for Mr. Clancy and Mr. Main has met the specified age of 63), he will be entitled to receive any bonus actually awarded or earned for a prior or current year, but not yet paid as of date of termination and continuing health and welfare benefits for 18 months on the same terms as were available to him as an employee, subject to limitations as described in the agreement, unless the executive chooses to terminate his employment without good reason either within three years before or one year after the occurrence of a change in control, in which case the executive will be paid the Lump Sum Payment.

In addition to the rights provided to Messrs. Duncan and Main under their employment agreements, the salary continuation agreements referenced above also provide additional annual compensation benefits payable to Messrs. Duncan and Main, subject to acceleration upon a change in control (as defined in the agreement), and became payable to the executive for a 20-year period upon his reaching a specified age (68 for Mr. Duncan, which he reached on June 8, 2008, and 63 for Mr. Main, which he reached on April 3, 2010), whether or not the executive retired or remained employed with the Company. The annual amounts payable to each of Messrs. Duncan and Main under their salary continuation agreements are $149,500 and $95,300, respectively.

Under the employment agreements with Messrs. Duncan, Main and Clancy, if the Company (including any successor) terminates the executive at any time for cause, whether before or after the occurrence of a change in control, the executive will be entitled to receive any accrued but unpaid compensation and benefits and will not be entitled to receive any severance payments or benefits. However, if the Company (including any successor) terminates the executive at any time without cause, whether before or after the occurrence of a change in control, then the executive will be paid the Lump Sum Payment, be reimbursed for professional outplacement service, and will be entitled to receive continuing health benefits for 18 months at no cost to the executive, subject to limitations as described in the agreement.

Under the employment agreements with Messrs. Duncan, Main and Clancy, if the executive chooses to terminate his employment at any time for good reason (as defined in the agreement to include, among several other reasons, a 10% reduction in the executive’s base salary, annual target incentive, or annual equity grant value or material diminution in his authority, duties or responsibilities), whether before or after the occurrence of a change in control, then the executive will be paid the Lump Sum Payment, be reimbursed for professional outplacement service, and will be entitled to receive continuing health benefits for 18 months at no cost to the executive, subject to limitations as described in the agreement.

Each of the employment agreements with Messrs. Duncan, Main and Clancy also provides that the parties may agree to a flexible work arrangement for the remaining term of the agreement. Under the terms of such arrangement, if executive reduces his work schedule below 80% of full-time status, the parties may agree to modify the executive’s position, time and effort, and compensation and the Bank will continue to provide the executive with full benefits, subject to the limitations described in the agreement or equivalent cash compensation taking into account state and federal income taxes.

Under each of the employment agreements with Messrs. Duncan, Main and Clancy, the executive is subject to confidentiality, non-compete and non-solicitation restrictions for up to one year after the termination of his employment for any reason if the termination occurs before a change in control. The non-compete restrictions do not apply following any termination of the executive’s employment that occurs after a change in control, and any non-compete restrictions that may be in effect at the time of a change in control automatically expire upon such change in control. If the executive breaches any applicable confidentiality, non-compete or non-solicitation covenants, then the Company may enforce a right to recoup prior severance payments made to the executive.

Under the terms of the change in control/noncompetition agreement with Messrs. Irish and Marcotte, the executive will be paid a lump sum equal to 1.5 times his previous highest annual compensation (as defined in the agreement to include the sum of the executive’s highest annual base salary and highest annual cash bonus paid within the most recent three years prior to the date of termination), together with certain other specified payments and benefits, including continuation of health and welfare benefits for 18 months on the same terms as were available to the executive as of the date of termination or, if more favorable, as of the date of the change in control, if the executive’s employment is terminated for any reason, whether at the initiative of the Company or of the executive and whether or not for cause, within two years after the date of a change in control of the Company. If Mr. Irish’s or Mr. Marcotte’s employment is terminated for any reason within one year prior to the occurrence of a change in control, other than for cause, then he is entitled to receive all of the payments and benefits that he would have been entitled to receive if such termination had occurred within two years after the date of such change in control.

Messrs. Irish and Marcotte are also subject to confidentiality, non-compete and non-solicitation restrictions for one year following a termination of employment for any reason prior to a change in control (and assuming a change in control does not occur within this one-year period). If Mr. Irish’s or Mr. Marcotte’s termination in the absence of any change in control is initiated by the Company for any reason other than for cause, then he will be paid a lump sum equal to 75% of the sum of his then-current annual base salary and the amount of any annual incentive or other bonus paid to him with respect to the most recently completed fiscal year prior to the date of termination, subject to recoupment by the Company if he breaches any of the applicable confidentiality, non-compete and non-solicitation covenants.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following table summarizes the estimated payments and benefits to be provided to the Named Executive Officers, as of December 31, 2017, under the various termination scenarios referenced in the table for each of the Named Executive Officers. The estimates shown below factor in base salary and incentive compensation payments, the value realized from accelerated vesting of stock options and restricted stock, the value realized from accelerated vesting of supplemental retirement benefits and other benefits and payments to be paid to the Named Executive Officers under the terms of any agreement or plan that is not generally available to all employees. The following calculations were made without giving consideration to any possible “cutback” or other reduction of payments or benefits that could be required under an executive’s employment or other contract:

Name	Change in Control (1)	Voluntary Termination (Includes Early Retirement) (2)	Involuntary Not for Cause Termination by Company or, if Applicable, Good Reason Termination by Employee	For Cause Termination	Normal Retirement (2)	Death (2)(3)	Disability
George L. Duncan (4)	$2,549,270	$277,283	$2,027,095	$257,938	$277,283	$2,660,472	$1,123,761
John P. Clancy, Jr.	$3,113,358	$373,936	$2,520,290	$340,334	$373,936	$1,580,231	$803,477
Richard W. Main (4)	$1,808,800	$212,798	$1,524,640	$193,453	$212,798	$1,529,200	$757,050
Stephen J. Irish	$943,180	$—	$337,468	$—	$—	$565,844	$287,155
James A. Marcotte	$831,771	$—	$280,782	$—	$—	$531,505	$262,882

(1)
With respect to each of Messrs. Duncan, Clancy, Main, Irish and Marcotte the amount shown includes the amount payable, including the estimated expense of continuing benefits, under various termination scenarios either preceding or following a change in control under the executive's employment agreement or, in the case of Messrs. Irish and Marcotte, their change in control/noncompetition agreement, which are described in further detail under the heading “Agreements With Named Executive Officers" at pages 36-38 above.

The amounts shown also include the present value attributable to accelerated vesting of death benefit payable under the Bank’s executive supplemental life insurance plan, which is $75,421 for Mr. Clancy, $66,762 for Mr. Irish and $67,652 for Mr. Marcotte, and the value attributable to the accelerated vesting of outstanding stock options and unvested restricted stock, which is $520,111 for Mr. Duncan, $515,583 for Mr. Clancy, $282,096 for Mr. Main, $176,326 for Mr. Irish and $176,326 for Mr. Marcotte. The value of any outstanding stock options and unvested restricted stock is based upon the value of the Common Stock on December 29, 2017, which was $34.05 per share, the closing market price of the stock on the NASDAQ Global Market on that date.

(2)
With respect to each of Messrs. Duncan, Clancy, Main, Irish and Marcotte assumes that termination has not occurred within the time periods before or after a change in control specified in his employment agreement or change in control/noncompetition agreement as applicable.

(3)
Includes amounts payable under supplemental life insurance benefits, which equal the following amounts for each of the executives: $1,556,056 for Mr. Duncan; $286,726 for Mr. Clancy; $791,496 for Mr. Main; $278,689 for Mr. Irish; and $268,623 for Mr. Marcotte.

(4)
In addition to the amounts payable to Messrs. Duncan and Main under the various scenarios shown in the table above, each of the executives has a fully vested right to receive annual amounts payable over a 20 year period under the executive’s salary continuation agreement.  These annual amounts, payable in monthly installments, are paid to the executive regardless of his employment status, unless the executive is terminated for cause, in which case he would forfeit his right to receive any further payments following the date of termination.  In 2017, both Messrs. Duncan and Main were eligible to receive payments under their salary continuation agreements, and each received the full annual amount to which he is entitled, detailed in the table below.

PENSION BENEFITS

The following table sets forth additional information concerning the supplemental retirement benefits as of December 31, 2017:

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
George L. Duncan	Supplemental Employee Retirement Plan	29	$1,229,590	$149,500
Richard W. Main	Supplemental Employee Retirement Plan	29	$888,715	$95,300

(1)
The present value of accumulated benefit was valued at the established present value of the payments to be received by the executives upon reaching the specified ages noted above at a discount rate of 4.50%. The annual benefit will be payable in twelve monthly installments.

DIRECTOR NOMINATIONS AND STOCKHOLDER COMMUNICATIONS
Proposed director nominees are recommended to the Board of Directors for its approval by the Company’s Corporate Governance/Nominating Committee.

The Corporate Governance/Nominating Committee’s Charter and the Company's Corporate Governance Guidelines outline director qualifications, appointment to and removal from the Board of Directors and its various committees, structure and operations of the Board of Directors and its various committees and its reporting function to the Board of Directors. A copy of the Corporate Governance/Nominating Committee’s Charter and the Company's Corporate Governance Guidelines can be found on the Company's website (www.enterprisebanking.com/investor-relations.html).

In evaluating candidates, the Committee considers independence, experience relevant to the needs of the Company, leadership qualities and the ability to represent the broad interests of stockholders. In selecting new Directors, consideration is given to both the personal qualities and abilities of individual candidates and the existing collective skills and aptitudes of the Board of Directors as a whole.

Although it does not have a formal diversity policy, in addition to the criteria described above, the Board and the Corporate Governance/Nominating Committee also consider professional, personal and geographic diversity in their review of candidates. Overall, candidates are selected based on a review of qualifications that are considered in the best interest of the stockholders.

Nominees for election to the Board of Directors may be identified and submitted to the Committee for its consideration by Directors, stockholders and/or management. The Committee may also retain a professional search firm to assist with the identification of qualified candidates.

Stockholders may submit nominations for candidates for election to the Board of Directors in accordance with the applicable requirements contained in the Company’s By-Laws to the attention of the Company's Secretary at the Company’s principal office located at 222 Merrimack Street, Lowell, Massachusetts 01852.

Stockholders may also communicate directly with members of the Board of Directors by sending such communications to a specified director or group of Directors or to the Board of Directors in its entirety, addressed c/o the Secretary of the Company at the Company's principal office at the foregoing address.

AUDIT COMMITTEE REPORT
The Audit Committee of the Company's Board of Directors (the “Audit Committee”) is comprised of six independent Directors and operates under a written charter.  The Audit Committee reviews and reassesses the adequacy of the Audit Committee charter on an annual basis.  The Board of Directors has determined that Carol Reid, who is one of these six independent Directors, qualifies to serve as an Audit Committee Financial Expert (as such term is defined under applicable SEC rules).  The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm, which reports directly to the Audit Committee.  The Audit Committee evaluates the Company’s independent registered public accounting firm and the lead audit engagement partner, at a minimum, on an annual basis with consideration given to past performance, the quality of communications with the Audit Committee and management, professional qualifications, expertise and reputation of the firm, and continued independence.

Management is responsible for the Company’s internal controls, the financial reporting process and compliance by the Company with legal and regulatory requirements.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for auditing whether the Company maintained, in all material respects, effective internal controls over financial reporting and for issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.  The Audit Committee’s responsibilities also include resolving any disagreements that may arise between management and the Company's independent registered public accounting firm.  In addition, the Audit Committee is responsible for the oversight of financial reporting, oversight of the Company’s Internal Audit function, oversight of management’s efforts to manage third party risk, the oversight of compliance by the Company with legal and regulatory requirements, and oversight of procedures established for the receipt, retention and treatment of any complaints that may be received by the Company regarding accounting, internal controls or auditing matters and the confidential, anonymous submission by employees of the Company of any concerns that may arise regarding questionable accounting or auditing matters.

The Audit Committee has met and held discussions with management and the Company’s independent registered public accounting firm.  Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent registered public accounting firm.  The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed under the professional standards of the AICPA and Public Company Accounting Oversight Board.

The Company’s independent registered public accounting firm has also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the Company’s independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the Company’s independent registered public accounting firm, and the Audit Committee’s review of the representation of management and the reports of the Company’s independent registered public accounting firm to the Audit Committee, the Audit

Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC.

The Committee and the Board of Directors have also recommended, subject to shareholder ratification, the selection of RSM LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2018. The recommendation of the Directors can be seen under Proposal Two of this Proxy Statement.

Carol L. Reid (Chairperson)
Gino J. Baroni
Carole A. Cowan
Mary Jane King
Joseph C. Lerner
Luis M. Pedroso

TRANSACTIONS WITH CERTAIN RELATED PERSONS

Since January 1, 2017, neither the Company nor the Bank has been a party to any transaction or series of transactions in which the amount involved exceeded $120,000 and which any director, executive officer, or holder of more than 5% of our stock, or any member of the immediate family of any such person, had or will have a direct or indirect material interest other than standard compensation arrangements described in “Executive Compensation” and the transaction described below.
Director Kenneth Ansin previously served as Senior Vice President, Regional Community Banking Director for the Bank. During 2017, Mr. Ansin received total compensation, including regular base earnings, value of equity awards and certain benefit expenses that are provided to all employees, in the amount of $146,940 from the Bank.
Certain Directors and executive officers of the Company are also customers of the Bank and have entered into loan, wealth management and brokerage and deposit transactions with the Bank in the ordinary course of business. In addition, certain Directors are also directors, trustees, officers or stockholders of corporations and non-profit entities or members of partnerships that are customers of the Bank and that enter into loan and other transactions with the Bank in the ordinary course of business. Such loan transactions with Directors and executive officers of the Bank and with such corporations, non-profit entities and partnerships are on such terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with persons who are not affiliated with the Bank and do not involve more than a normal risk of collectability or present other features unfavorable to the Bank. Charitable contributions have been made in the normal course of business to certain non-profit organizations where Directors serve as officers or directors of these organizations.
The Audit Committee reviews disclosures made in this Proxy Statement and all other reports and filings of the Company required under the federal securities laws regarding all related-party transactions that are required to be disclosed under the requirements of Item 404 of the SEC’s Regulation S-K.  Any transactions involving the Company (including any subsidiaries) and related parties must be conducted on an arm's-length basis and any consideration paid or received by the Company in connection with any such transaction shall be on terms no less favorable to the Company than terms that would be available under the same or similar circumstances with an unaffiliated third party. With respect to any such transaction, the related party's interest is disclosed to the Corporate Governance/Nominating Committee prior to any action being taken.

SECURITIES OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth stock ownership information with respect to Directors, Named Executive Officers, all Directors and executive officers as a group and all other persons known to the Company who are the beneficial owners of more than 5% of the Common Stock. All such information is as of March 2, 2018. All shares are owned of record and beneficially, and each person and group identified has sole voting and investment power with respect to such shares, except as otherwise noted.

Directors and Named Executive Officers	Shares of Common Stock Beneficially Owned (1)(2)	Percent of Total Common Stock (3)
Kenneth S. Ansin (4)	218,156	1.87%
Gino J. Baroni (5)	12,132	*
John P. Clancy, Jr. (6)	180,575	1.55%
John R. Clementi (7)	64,820	*
James F. Conway III	39,591	*
Carole A. Cowan	19,036	*
Normand E. Deschene	9,210	*
George L. Duncan (8)	418,430	3.60%
John T. Grady, Jr.	4,974	*
Mary Jane King (9)	11,469	*
John A. Koutsos	30,635	*
Joseph C. Lerner (10)	27,193	*
Shelagh E. Mahoney (11)	30,434	*
Richard W. Main (12)	244,280	2.10%
Jacqueline F. Moloney (13)	15,586	*
Luis M. Pedroso	15,746	*
Michael T. Putziger (14)	186,462	1.60%
Carol L. Reid (15)	29,655	*
Michael A. Spinelli	293,070	2.52%

Stephen J. Irish (16)	45,547	*
James A. Marcotte (17)	45,076	*
All Directors and Executive Officers as a Group (32 Persons)	2,226,190	18.97%

Other 5% Stockholders
Ronald M. Ansin 132 Littleton Road Harvard, MA 01451	862,062	7.41%
*    Named individual beneficially owns less than 1% of total Common Stock.

(1)	The information as to the Common Stock beneficially owned has been furnished by each such stockholder.

(2)
Includes shares subject to options exercisable within 60 days as follows: Mr. Clancy, 25,364; Mr. Duncan, 19,100; Mr. Main, 16,423; Mr. Irish, 5,089; Mr. Marcotte, 3,589; and all Directors and executive officers as a group, 98,676.

(3)
The percentage ownership interest of each Director, named executive officer and all Directors and executive officers as a group is calculated on the basis of 11,635,044 shares outstanding as of the Record Date plus, in each such calculation, the number of shares that may be purchased pursuant to vested options held by the individual Director or named executive officer or all Directors and executive officers as a group, as the case may be.

(4)	Includes 214,022 shares owned by Mr. Ansin through trusts for which he serves as trustee and 2,345 shares owned by Mr. Ansin's wife.

(5)	Includes 25 shares owned by Mr. Baroni's daughter.

(6)	Includes 146,149 shares owned jointly with Mr. Clancy’s wife.

(7)	Includes 62,386 shares held by Mr. Clementi through trusts.

(8)	Includes 18,445 shares owned by Mr. Duncan’s wife.

(9)	Includes 1,700 shares owned by Ms. King’s husband and 600 shares held by Ms. King through a trust.

(10)	Includes 200 shares owned by Mr. Lerner’s wife.

(11)
Includes 7,000 shares held by Ms. Mahoney through a trust, 5,000 shares held by Ms. Mahoney through a foundation for whom Ms. Mahoney acts as trustee, and 10,000 shares owned by Ms. Mahoney's minor children for whom Ms. Mahoney acts as custodian.

(12)	Includes 174,749 shares held by Mr. Main through trusts, of which 36,000 shares are pledged as collateral.

(13)	Includes 12,435 shares owned jointly with Dr. Moloney’s husband.

(14)	Includes 19,776 shares owned by trusts for which Mr. Putziger is the trustee.

(15)	Includes 28,907 shares held by Ms. Reid through a trust.

(16)	Includes 458 shares owned by Mr. Irish’s minor grandchildren for whom Mr. Irish acts as custodian.

(17)	Includes 38,328 shares owned jointly with Mr. Marcotte’s wife.

STOCKHOLDER PROPOSALS
A stockholder proposal for business to be brought before the 2019 annual meeting of stockholders will be acted upon only in the following circumstances:

•
If the proposal relates to the nomination of a person to serve as Director of the Company, pursuant to our By-laws, a written proposal describing various matters regarding the nominee, including name, address and shares held, and otherwise meeting all other requirements set forth in our By-Laws must be received by our corporate secretary no earlier than December 1, 2018 and no later than January 1, 2019.

•
If the proposal relates to any other business and is not to be included in the Company’s proxy statement and proxy for the 2018 annual meeting of stockholders, a written proposal (meeting all other requirements set forth in our By-Laws) must be received by our corporate secretary no earlier than January 1, 2019 and no later than January 31, 2019.

•	If the stockholder wishes the proposal to be included in the Company’s proxy statement and proxy for the 2019 annual meeting of stockholders, the proposal must comply with all Rule 14a-8 requirements under the Exchange Act and must be received by the Company at its principal offices no later than January 1, 2019.

Proposals should be sent to Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: Corporate Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires that the Company’s Directors and executive officers and any other persons who own more than 10% of the outstanding shares of the Common Stock file with the SEC initial reports of ownership and subsequent reports of changes of ownership with respect to their beneficial ownership of the Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all such Section 16(a) reports that they may be required to file.
To the Company’s knowledge, all reports under Section 16(a) of the Exchange Act that any of its Directors or executive officers has been required to file during the year ended December 31, 2017 and through March 2, 2018 have been filed on a timely basis, except that, Mr. Larochelle inadvertently failed to report a sale of 1,000 shares on April 24, 2017, for which a form 4 was not filed until April 27, 2017.

ANNUAL REPORT ON FORM 10-K
The Company’s Annual Report on Form 10-K (without exhibits) is included with the Company’s Annual Report to Stockholders, and is being furnished to stockholders of record together with this Proxy Statement. Requests for additional copies may be directed to: Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: Michael A Spinelli, Secretary.

ADDITIONAL COPIES OF ANNUAL REPORT AND PROXY STATEMENT
AVAILABLE TO STOCKHOLDERS SHARING COMMON MAILING ADDRESS
Unless the Company has received instructions to the contrary, two or more stockholders of record who share a common mailing address may receive one Annual Report to Stockholders and one copy of this Proxy Statement, together with a separate proxy card for each such stockholder, in a single package addressed to such stockholders. Any stockholder of record who shares a common mailing address with one or more other stockholders of record and has received a single Annual Report to Stockholders and Proxy Statement as provided herein, may request a separate Annual Report to Stockholders and Proxy Statement either by directing such request in writing to the Secretary of the Company at the address given in the preceding paragraph or by making such request by phone, directed to James Marcotte at (978) 656-5614. If you are a stockholder of record who shares a common mailing address with one or more other stockholders of record, you may ensure future delivery of the desired number of Annual Reports to Stockholders and Proxy Statements (whether a single copy or multiple copies) by requesting such either in writing or by phone in accordance with the foregoing instructions.
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE EITHER VOTE ELECTRONICALLY USING THE INTERNET OR BY PHONE BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

April 2, 2018

Enterprise Bancorp, Inc.
parent company of Enterprise Bank

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IMPORTANT ANNUAL MEETING INFORMATION 000004

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 1, 2018.

Vote by Internet

- Go to **www.envisionreports.com/ebtc**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the director nominees named in Proposal 1 and FOR Proposal 2.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Gino J. Baroni	☐	☐	02 - John P. Clancy Jr.	☐	☐	03 - James F. Conway III	☐	☐
04 - John T. Grady Jr.	☐	☐	05 - Mary Jane King	☐	☐	06 - Shelagh E. Mahoney	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Enterprise Bancorp, Inc.
parent company of Enterprise Bank

Proxy — Enterprise Bancorp, Inc.

This proxy is solicited on behalf of the Board of Directors of Enterprise Bancorp, Inc. Each of the proposals contained in this proxy has been proposed by our Board of Directors. The Board of Directors recommends a vote FOR all the director nominees named in Proposal 1 and FOR Proposal 2. This proxy, when properly executed on the reverse side, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy, if otherwise properly executed, will be voted FOR all the director nominees named in Proposal 1 and FOR Proposal 2.

The undersigned, a stockholder of Enterprise Bancorp, Inc. (the "Company"), revoking all prior proxies, hereby appoint(s) Michael A. Spinelli and James F. Conway, III, and each of them with full power of substitution, the attorneys, agents and proxies of the undersigned to represent and vote all shares of stock of the Company which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Company and any adjournments or postponements thereof, to be held at the UMASS Lowell Inn & Conference Center, 50 Warren Street, Lowell, Massachusetts, on May 1, 2018, at 3:30 P.M. as specified herein as to each of the proposals.

Please mark, date and sign exactly as your name appears on the reverse side and return in the enclosed envelope.